As filed with the Securities and Exchange Commission on December 15, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
Registration Statement
UNDER THE SECURITIES ACT OF 1933

MDC PARTNERS INC.
(Exact name of Registrant as specified in its charter)
Canada	98-0364441
(State or Other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)
745 Fifth Avenue, 19th Floor
New York, NY 10151
(646) 429-1800
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Mitchell Gendel, Esq.
General Counsel
MDC Partners Inc.
745 Fifth Avenue, 19th Floor
New York, NY 10151
(646) 429-1803
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service of Process)

With a Copy to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, NY 10017

Approximate date of commencement of proposed sale of the securities to the public: From time to time on or after the registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of  “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Subordinate Voting Shares	14,117,583(1)	—(2)	—(2)	—(4)
Series 4 Convertible Preference Shares	95,000	$1,486(3)	$141,175,828(3)	$17,576.39
Series 5 Convertible Preference Shares	2,486,506(1)	—(2)	—(2)	—(4)
Total	16,699,089		$141,175,828	$17,576.39

(1)
Represents the maximum number of Class A Subordinate Voting Shares or Series 5 Convertible Preference Shares, as applicable, issuable upon conversion of the Series 4 Convertible Preference Shares registered hereby, assuming that the liquidation preference of the Series 4 Convertible Preference Shares accretes at a rate of 8.0% per annum on the initial liquidation preference of  $1,000 per Series 4 Convertible Preference Share through the fifth anniversary of the date of issuance thereof  (i.e., the date on which the accretion rate will decrease to 0% per annum). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), such number of shares registered hereby includes an indeterminate number of additional shares that may be offered and issued in connection with share splits and combinations, dividends, recapitalizations or similar events.

(2)
The shares are to be offered at prices that are not presently determinable.

(3)
Estimated solely for the purpose of computing the amount of the registration fee. Based upon the liquidation preference of the Series 4 Convertible Preference Shares being registered for resale on the fifth anniversary of the date of issuance thereof, assuming that the liquidation preference accretes at a rate of 8.0% per annum on the initial liquidation preference of  $1,000 per Series 4 Convertible Preference Share through such fifth anniversary (i.e., the date on which the accretion rate will decrease to 0% per annum).

(4)
No additional consideration will be received upon conversion of the Series 4 Convertible Preference Shares or the Series 5 Convertible Preference Shares, and therefore no additional registration fee is required pursuant to Rule 457(i) under the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “Commission”), acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED DECEMBER 15, 2017
PRELIMINARY PROSPECTUS
MDC PARTNERS INC.
14,117,583 CLASS A SUBORDINATE VOTING SHARES
95,000 SERIES 4 CONVERTIBLE PREFERENCE SHARES
2,486,506 SERIES 5 CONVERTIBLE PREFERENCE SHARES
On March 7, 2017, we sold 95,000 Series 4 convertible preference shares of the Company (the “Series 4 Preference Shares”) to Broad Street Principal Investments, L.L.C., an affiliate of The Goldman Sachs Group Inc., and certain of its affiliates (collectively, the “selling securityholders”) pursuant to a securities purchase agreement dated February 14, 2017 (as amended, supplemented or otherwise modified from time to time, the “Purchase Agreement”) for an aggregate purchase price in cash of  $95.0 million in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”).
Subject to certain limitations, the selling securityholders have the right to convert their Series 4 Preference Shares into Class A subordinate voting shares of the Company (the “Class A Shares”) in accordance with the terms of the articles of amendment of the Company creating the Series 4 Preference Shares (the “Articles of Amendment”). In the event that such limitations would prevent the conversion of any Series 4 Preference Shares, such Series 4 Preference Shares will be converted into a separate series of convertible preference shares of the Company, the Series 5 convertible preference shares (the “Series 5 Preference Shares” and, together with the Series 4 Preference Shares, the “Preference Shares”) which, in turn, are convertible into Class A Shares.
This prospectus may be used from time to time by the selling securityholders to offer up to 95,000 Series 4 Preference Shares, up to 14,117,583 Class A Shares issuable upon conversion of the Series 4 Preference Shares and the Series 5 Preference Shares and up to 2,486,506 Series 5 Preference Shares issuable upon conversion of the Series 4 Preference Shares, in any manner described under “Plan of Distribution” in this prospectus. The selling securityholders may sell the Series 4 Preference Shares, the Series 5 Preference Shares or Class A Shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale or at privately negotiated prices directly to purchasers or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions. If the selling securityholders use underwriters, broker-dealers or agents, we will name them and describe their compensation in a supplement to this prospectus as may be required. We will receive no proceeds from any sale by the selling securityholders of the securities offered by this prospectus, but in some cases we have agreed to pay certain registration expenses. Please read this prospectus and any applicable prospectus supplement carefully before you invest.
Neither the Series 4 Preference Shares nor the Series 5 Preference Shares are listed on any securities exchange. Our Class A Shares are listed on the NASDAQ Global Select Market and trade under the symbol “MDCA.”
Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 5 of this prospectus, in any applicable accompanying prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus or in any applicable accompanying prospectus supplement before investing in our securities.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2017

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, the selling securityholders may offer and sell from time to time any of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities the selling securityholders may offer. Each time the selling securityholders sell securities, the selling securityholders will provide a prospectus supplement and may also provide you with a free writing prospectus that will contain specific information about the terms of that offering. The prospectus supplement or free writing prospectus, if any, may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus, any applicable accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of the selling securityholders, together with the additional information described under the heading “Where You Can Find Additional Information; Incorporation of Documents by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any applicable accompanying prospectus supplement or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling securityholders are not making offers to sell the securities in any jurisdiction where an offer or solicitation is not permitted. The information in this prospectus is accurate only as of the date on the front cover. You should not assume that the information contained in this prospectus, including any information incorporated in this prospectus by reference, any applicable accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since such date. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.
References in this prospectus to “MDC Partners,” “MDC,” the “Company,” “we,” “us” and “our” refer to MDC Partners Inc. and, unless the context otherwise requires or otherwise is expressly stated, its subsidiaries.
All dollar amounts are stated in U.S. dollars unless otherwise stated.

WHERE YOU CAN FIND ADDITIONAL INFORMATION; INCORPORATION OF DOCUMENTS BY REFERENCE
Information regarding the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to these reports, will be made available, free of charge, at the Company’s website at www.mdc-partners.com, as soon as reasonably practicable after the Company electronically files such reports with or furnishes them to the SEC. The information found on, or otherwise accessible through, the Company’s website is not incorporated into, and does not form a part of, this prospectus. Any document that the Company files with the SEC may also be read and copied at the SEC’s public reference room located at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1 (800) SEC-0330 for further information on the public reference room. The Company’s filings are also available to the public from the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you, including important information about, and the financial condition of, the Company and its consolidated subsidiaries, by referring you to separate documents. The information incorporated by reference is considered to be part of this prospectus on the date we file that document with the SEC and any accompanying prospectus supplement, and later information filed with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference into this prospectus the following documents or information that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K):
•
Our Annual Report, as amended by Amendment No. 1, on Form 10-K/A for the fiscal year ended December 31, 2016 filed on August 31, 2017 (File No. 001-13718) (the “Annual Report”);

•
Our Quarterly Report, as amended by Amendment No. 1, on Form 10-Q/A for the quarterly period ended March 31, 2017 filed on August 31, 2017, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2017 filed on August 14, 2017, and our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 filed on November 1, 2017 (File No. 001-13718);

•
The portions of our Proxy Statement on Schedule 14A for our 2017 annual meeting of shareholders filed on April 27, 2017 that are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-13718);

•
Our Current Reports on Form 8-K filed on January 18, 2017, February 15, 2017, March 7, 2017, June 7, 2017 and August 7, 2017 (other than information furnished pursuant to Item 2.02 and Item 7.01 and any related exhibits of such Current Report on Form 8-K, unless expressly stated otherwise therein) (File No. 001-13718);

•
The description of our Class A Shares contained in our Registration Statement on Form 8-A filed on Form 8-A (No. 001-13718) filed on October 13, 1998, as amended from time to time; and

•
All reports and other documents filed by MDC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this prospectus and before the termination of the applicable offering (other than information furnished pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless expressly stated otherwise therein).

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including our compensation committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You may request copies of those documents, at no cost, from MDC by writing or telephoning at the following address: MDC Partners Inc., 745 Fifth Avenue, 19th Floor, New York, NY 10151, telephone number: (646) 429-1845, Attention: Investor Relations.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements. The Company’s representatives may also make forward-looking statements orally from time to time. Statements in this prospectus or that are incorporated by reference in this prospectus that are not historical facts, including statements about the Company’s beliefs and expectations, recent business and economic trends, potential acquisitions and estimates of amounts for redeemable noncontrolling interests and deferred acquisition consideration, constitute forward-looking statements. These statements are based on current plans, estimates and projections, and are subject to change based on a number of factors, including those outlined in this section. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report incorporated by reference herein. See “Where You Can Find Additional Information; Incorporation of Documents by Reference.” Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to publicly update any of such statements in light of new information or future events, if any.
Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statements. Such risk factors include, but are not limited to, the following:
•
risks associated with severe effects of international, national and regional economic conditions;

•
the Company’s ability to attract new clients and retain existing clients;

•
the spending patterns and financial success of the Company’s clients;

•
the Company’s ability to retain and attract key employees;

•
the Company’s ability to remain in compliance with its debt agreements and the Company’s ability to finance its contingent payment obligations when due and payable, including but not limited to redeemable noncontrolling interests and deferred acquisition consideration;

•
the successful completion and integration of acquisitions which complement and expand the Company’s business capabilities;

•
foreign currency fluctuations; and

•
risks associated with the one Canadian securities class action litigation claim.

The Company’s business strategy includes ongoing efforts to engage in acquisitions of ownership interests in entities in the marketing communications services industry. The Company intends to finance these acquisitions by using available cash from operations, from borrowings under the Company’s senior secured revolving credit agreement as the same may be amended or replaced from time to time (the “Credit Agreement”) and through incurrence of bridge or other debt financing, any of which may increase the Company’s leverage ratios, or by issuing equity, which may have a dilutive impact on existing shareholders proportionate ownership. At any given time, the Company may be engaged in a number of discussions that may result in one or more acquisitions. These opportunities require confidentiality and may involve negotiations that require quick responses by the Company. Although there is uncertainty that any of these discussions will result in definitive agreements or the completion of any transactions, the announcement of any such transaction may lead to increased volatility in the trading price of the Company’s securities.
Investors should carefully consider these risk factors and the additional risk factors outlined in more detail in our most recent Annual Report on Form 10-K under the caption “Risk Factors,” in our subsequent Quarterly Reports on Form 10-Q, any Company filings with the SEC, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement or any free writing prospectus, before acquiring any of such securities.
v

PROSPECTUS SUMMARY
MDC Partners Inc.
MDC is a leading provider of global marketing, advertising, activation, communications and strategic consulting solutions. MDC and its Partner Firms (as defined below) deliver a wide range of customized services, including (1) global advertising and marketing services, (2) media buying, planning and optimization, (3) interactive and mobile marketing, (4) direct marketing, (5) database and customer relationship management, (6) sales promotion, (7) corporate communications, (8) market research, (9) data analytics and insights, (10) corporate identity, design and branding services, (11) social media communications, (12) product and service innovation and (13) e-commerce management.
MDC’s strategy is to build, grow and acquire market-leading businesses that deliver innovative, value-added marketing, activation, communications and strategic consulting services to their clients. By doing so, MDC strives to be a partnership of marketing communications and consulting companies (or “Partner Firms”) whose strategic, creative and innovative solutions are media-agnostic, challenge the status quo, achieve measurable superior returns on investment, and drive transformative growth and business performance for its clients and stakeholders.
The MDC model is driven by three key elements:
Perpetual Partnership.   The perpetual partnership model creates ongoing alignment of interests between MDC and its Partner Firms to drive the Company’s overall performance by (1) identifying the “right” Partner Firms with a sustainable differentiated position in the marketplace, (2) creating the “right” partnership structure by taking a majority ownership position and leaving a substantial noncontrolling equity or economic ownership position in the hands of operating management to incentivize long-term growth, (3) providing succession planning support and compensation models to incentivize future leaders and second-generation executives, (4) leveraging the network’s scale to provide access to strategic resources and best practices and (5) focusing on delivering financial results.
Entrepreneurialism.   The entrepreneurial spirit of both MDC and its Partner Firms is optimized through (1) its unique perpetual partnership model that incentivizes senior-level involvement and ambition, (2) access to shared resources within the Corporate Group that allow individual firms to focus on client business and company growth and (3) MDC’s collaborative creation of customized solutions to support and grow Partner Firm businesses.
Human and Financial Capital.   The perpetual partnership model balances accountability with financial flexibility and meaningful incentives to support growth.
MDC was formed by Certificate of Amalgamation effective December 19, 1986, pursuant to the Business Corporations Act (Ontario). Effective December 19, 1986, MDC amalgamated with Branbury Explorations Limited, and thereby became a public company operating under the name of MDC Corporation. On January 1, 2004, MDC changed its name to its current name, MDC Partners Inc., and on June 28, 2004, MDC was continued under Section 187 of the Canada Business Corporations Act, as amended (“CBCA”). MDC’s registered address is located at 33 Draper Street, Toronto, Ontario, M5V 2M3, and its head office address is located at 745 Fifth Avenue, 19th Floor, New York, New York 10151. Our website address is http://www.mdc-partners.com. Our website is not part of this prospectus.
Financial Reporting Segments
MDC conducts its business through its network of Partner Firms, the “Advertising and Communications Group”, who provide a comprehensive array of marketing and communications services for clients both domestically and globally. The Partner Firms provide a wide range of service offerings, which in some cases are the same or similar service offerings. The core or principal service offerings are the key factors that distinguish the Partner Firms from one another.
The Company determines an operating segment if a component (i) engages in business activities from which it earns revenues and incurs expenses, (ii) has discrete financial information, and is (iii) regularly reviewed by the Chief Operating Decision Maker (“CODM”) to make decisions regarding resource allocation for the segment and assess its performance. Once operating segments are identified, the Company performs an analysis to determine if aggregation of its operating segments is consistent with the principles detailed in ASC 280. This determination is based upon a quantitative analysis of the expected and historic average long-term profitability for each operating segment, together with an assessment of the qualitative characteristics set forth in ASC Topic 280-10-50.
The four reportable segments that meet the appropriate aggregation criteria are as follows: “Global Integrated Agencies”; “Domestic Creative Agencies”; “Specialist Communications”; and “Media Services.” In addition, the Company combines and discloses those operating segments that do not meet the aggregation criteria as “All Other.” The following discussion provides additional detailed disclosure for each of the Company’s four reportable segments, plus the All Other category, within the Advertising and Communications Group.
Global Integrated Agencies — This segment is comprised of the Company’s six global, integrated operating segments with broad marketing communication capabilities, including advertising, branding, digital, social media, design and production services, serving multinational clients around the world.
Domestic Creative Agencies — This segment is comprised of four operating segments that are national advertising agencies leveraging creative capabilities at their core.
Specialist Communications Agencies — This segment is comprised of seven operating segments that are each communications agencies with core service offerings in public relations and related communications services.
Media Services — This segment is comprised of a unique single operating segment with media buying and planning as its core competency.
The All Other category consists of the Company’s remaining operating segments that provide a range of diverse marketing communication services, but are not eligible for aggregation with the reportable segments in accordance with ASC 280.
In addition, MDC reports its corporate office expenses incurred in connection with the strategic resources provided to the operating segments, as well as certain other centrally managed expenses that are not fully allocated to the operating segments as Corporate. Corporate provides client and business development support to the operating segments as well as certain strategic resources, including accounting, administrative, financial, real estate, human resource and legal functions. Additional expenses managed by the corporate office that are directly related to the operating segments are allocated to the appropriate reportable segment and the All Other category.
Sale of Series 4 Preference Shares to Affiliates of Goldman Sachs
On February 14, 2017, we entered into the Purchase Agreement with the selling securityholders, pursuant to which we issued and sold to the selling securityholders 95,000 Series 4 Preference Shares for an aggregate purchase price of  $95.0 million. The sale of the Series 4 Preference Shares to the selling securityholders closed on March 7, 2017.

The Series 4 Preference Shares
Issuer
MDC Partners Inc.
Convertible Preference Shares
95,000 Series 4 Convertible Preference Shares (referred to herein as the “Series 4 Preference Shares”).
Liquidation Preference
The Series 4 Preference Shares have a liquidation preference that accretes at 8.0% per annum, compounded quarterly until the five-year anniversary of the original issuance date of the Series 4 Preference Shares (the “Issuance Date”). The initial liquidation preference on the Issuance Date was $1,000 per Series 4 Preference Share.
Conversion Rights
Holders of the Series 4 Preference Shares have the right to convert their Series 4 Preference Shares, in whole at any time and from time to time, and in part at any time and from time to time after June 5th, 2017 into a number of Class A Shares equal to the then-applicable liquidation preference divided by the applicable conversion price at such time (the “Conversion Price”). The initial Conversion Price is $10.00 per Series 4 Preference Share, subject to customary adjustments for share splits and combinations, dividends, recapitalizations and other matters, including weighted average anti-dilution protection for certain issuances of equity or equity-linked securities. Subject to certain limitations, the Series 4 Preference Shares are not convertible into Class A Shares if upon conversion the holder will beneficially hold more than 19.9% of the Company’s outstanding common shares or voting power (the “Exchange Restrictions”).
Conversion at the Option of the Company
The Series 4 Preference Shares are convertible at the Company’s option on and after the two-year anniversary of the Issuance Date, (i) prior to the fifth anniversary of the Issuance Date if the closing trading price of the Class A Shares over a specified period prior to conversion is at least 125% of the then-applicable Conversion Price or (ii) following the fifth anniversary of the Issuance Date, if the closing trading price of the Class A Shares over a specified period prior to the delivery of a notice of conversion is at least equal to the then-applicable Conversion Price.
Fundamental Change
Following certain change in control transactions of the Company in which holders of Series 4 Preference Shares are not entitled to receive cash or qualifying listed securities with a value at least equal to the then-applicable liquidation preference plus accrued and unpaid dividends, (i) holders will be entitled to cash dividends at an increasing rate (beginning at 7%) multiplied by the then-applicable liquidation preference, and (ii) the Company will have a right to redeem the Series 4 Preference Shares for cash at the greater of their liquidation preference plus accrued and unpaid dividends and their as converted value.
Dividends
Holders of the Series 4 Preference Shares are entitled to dividends in an amount equal to any dividends that would have been payable on the Class A Shares issuable upon conversion of the Series 4 Preference Shares.

Series 5 Preference Shares
In the event that the Exchange Restrictions would prevent the conversion of any Series 4 Preference Shares, such Series 4 Preference Shares will be converted into Series 5 Convertible Preference Shares (referred to herein as the “Series 5 Preference Shares”), which are a separate series of convertible preference shares of the Company, at the same conversion rate at which the Series 4 Preference Shares would convert into Class A Shares. The Series 5 Preference Shares, in turn, are convertible into Class A Shares on a one-to-one basis, subject to certain conversion rate adjustments.
Use of Proceeds
The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the securities registered hereunder.
Registration Rights
We prepared this prospectus in connection with our obligations under the Purchase Agreement, which provides the selling securityholders with certain registration rights with respect to the resale of the Preference Shares and Class A Shares issuable upon conversion of the Preference Shares. Pursuant to the Purchase Agreement, we have agreed to use our reasonable efforts to keep the shelf registration statement of which this prospectus is a part effective until the earliest of  (i) such time as all registrable securities have been sold in accordance with the plan of distribution disclosed in this prospectus or otherwise cease to be outstanding or (ii) the ninth anniversary of the Issuance Date.
Listing
The Preference Shares are not listed on any securities exchange. Our Class A Shares are listed on the NASDAQ Global Select Market under the symbol “MDCA.”
Risk Factors
See “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to invest in the Preference Shares or our Class A Shares.

RISK FACTORS
Investing in our Class A Shares and our Preference Shares involves risk. Prior to making a decision about investing in our securities, in addition to the risks and uncertainties discussed above under “Disclosure Regarding Forward-Looking Statements,” you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption “Risk Factors” in our most recent Annual Report and our Quarterly Reports on Form 10-Q for the quarterly periods subsequent thereto, and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and under the caption “Risk Factors” or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed incorporated by reference in this prospectus as well as any risks and uncertainties and any risk factors and other information contained and described in any applicable prospectus supplement or any free writing prospectus that we provide you in connection with an offering of our securities pursuant to this prospectus. If any of the risks or uncertainties so described actually occurs, our business, results of operations or financial condition could be materially affected and the trading price of our securities could decline. You could lose all or part of your investment. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.
Risks Relating to our Class A Shares
Future issuances of equity securities, which may include our Class A Shares as well as securities that would rank senior to our Class A Shares, may cause dilution to our existing shareholders and adversely affect the market price of our Class A Shares.
The market price of our Class A shares could decline as a result of sales of a large number of our Class A shares in the market, or the sale of securities convertible into a large number of our Class A shares. The perception that these sales could occur may also depress the market price of our Class A shares. On February 14, 2017, we entered into the Purchase Agreement pursuant to which, subject to the terms and conditions thereof, we issued 95,000 Series 4 Preference Shares with an initial aggregate liquidation preference of  $95.0 million, which will be convertible into Class A shares or our Series 5 Preference Shares at an initial conversion price of  $10.00 per share. The terms of the Preference Shares provide that the conversion price may be reduced, which would result in the Preference Shares being convertible into additional Class A shares, upon certain events including distributions on our Class A shares or issuances of additional Class A shares or equity-linked securities at a price less than the then-applicable conversion price. The conversion of the Preference Shares may adversely affect the market price of our Class A shares, and the market price of our Class A shares may be affected by factors, such as whether the market price is near or above the conversion price, that could make conversion of the Preference Shares more likely. In addition, the Preference Shares rank senior to the Class A shares, which could affect the value of the Class A shares on liquidation or, as a result of contractual provisions, on a change in control transaction. For example, pursuant to the Purchase Agreement, the Company agreed with the selling securityholders, with certain exceptions, not to become party to certain change in control transactions that are approved by the board of directors of the Company (the “Board”) other than a qualifying transaction in which holders of the Series 4 Preference Shares are entitled to receive cash or qualifying listed securities with a value equal to the then-applicable liquidation preference plus accrued and unpaid dividends.
Additionally, any convertible or exchangeable securities that we issue may have rights, preferences and privileges more favorable than those of our Class A shares, and may result in dilution to owners of our Class A shares. Because our decision to issue additional debt or equity securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future issuances. Also, we cannot predict the effect, if any, of future issuances of our Class A shares on the market price of our Class A shares.
Provisions in our articles of amalgamation and by-laws may discourage a takeover attempt.
Provisions contained in our articles of amalgamation (“Articles of Amalgamation”) and by-laws(“By-laws”) could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. Provisions of our Articles of Amalgamation and By-laws impose various procedural and other requirements which could make it more difficult for shareholders to effect certain corporate actions. For example, our Articles of Amalgamation authorize the Board to determine the designation, rights, preferences, privileges, limitations, conditions and restrictions of unissued series of preference shares, without any vote or action by our shareholders. Thus, the Board can authorize and issue preference shares with conversion rights that could adversely affect the rights of holders of our Class A Shares. For example, in March of 2017 we issued and sold 95,000 Series 4 Preference Shares. These rights may have the effect of delaying or deterring a change in control of our Company. These provisions could limit the price that certain investors might be willing to pay in the future for our Class A Shares. See “Description of our Capital Stock”.
The market price of our Class A Shares has in the past been, and may in the future be, volatile, which could cause the value of your investment to decline.
Volatility in the price of our Class A Shares and the sale of substantial amounts of our Class A Shares may prevent you from being able to sell your shares at or above the price you paid for your shares. During the period from January 1, 2016 to December 15, 2017, our Class A Shares fluctuated from a high of  $23.90 per share to a low of  $2.75 per share on the NASDAQ Global Select Market. The market price of our Class A Shares has fluctuated significantly in the recent past and could fluctuate significantly in the future for various reasons, including:
•
actual or anticipated fluctuations in our quarterly or annual earnings or those of other companies in our industry;

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strategic actions by us or our competitors, such as acquisitions, restructurings, dispositions or financings;

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changes in market valuations or operating performance of our competitors or companies similar to ours;

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additions and departures of key personnel;

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variance in our financial performance from the expectations of market analysts, including changes to earnings estimates or recommendations by research analysts who track our Class A Shares or the shares of other companies in our industry;

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changes in accounting standards, policies, guidance, interpretations or principles applicable to our business;

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general global macroeconomic conditions; and

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economic, financial, geopolitical, regulatory or judicial events that affect us or the financial markets generally.

In addition, in recent years, the global equity markets have experienced substantial price and volume fluctuations. This volatility has had a significant impact on the market price of securities issued by many companies including us and other companies in our industry. The price of our Class A Shares could fluctuate based on factors that have little or nothing to do with our Company and are outside of our control, and these fluctuations could materially reduce the price of our Class A Shares and your ability to sell your shares at a price at or above the price you paid for your shares.
You may not receive dividends on the Class A Shares.
Holders of our Class A Shares are only entitled to receive such dividends as the Board may declare out of excess free cash flow from operations and as permitted by our debt agreements. Furthermore, holders of our Class A Shares will be subject to the prior dividend rights of any holders of our Preference Shares should we choose to issue such Preference Shares in the future. We are not required to declare cash dividends on our Class A Shares, and on November 3, 2016, we announced the suspension of our quarterly dividend indefinitely. This could adversely affect the market price of our Class A Shares.

Risks Relating to our Series 4 Preference Shares and our Series 5 Preference Shares
An active trading market for the Preference Shares does not currently exist and may not develop.
The Preference Shares have no established trading market and are not currently listed on any securities exchange. We cannot assure you that an active trading market in the Preference Shares will develop and, even if it develops, we cannot assure you that it will last. In either case, the trading price of the Preference Shares could be adversely affected and holders’ ability to transfer Preference Shares will be limited. As of the date of this prospectus, all of the outstanding Preference Shares are held by the selling securityholders.
The market price of the Preference Shares will be directly affected by the market price of our Class A Shares, which may be volatile.
To the extent that a secondary market for the Preference Shares develops, we believe that the market price of the Preference Shares will be affected in part by the market price of our Class A Shares. The trading price of our Class A Shares may be highly volatile and could be subject to wide fluctuations in response to various factors, including the risk factors described in “— Risks Relating to our Class A Shares” above and in the section entitled “Risk Factors” contained in our Annual Report and our Quarterly Reports and other factors which are beyond our control. We cannot predict how our Class A Shares will trade in the future, but fluctuations that may adversely affect the market prices of our Class A Shares may, in turn, adversely affect the price of our Preference Shares. This may result in greater volatility in the market price of the Preference Shares than would be expected for nonconvertible preferred stock.
The conversion rate of the Preference Shares may not be adjusted for all dilutive events that may adversely affect the market price of the Preference Shares or the Class A Shares issuable upon conversion of the Preference Shares.
The number of Class A Shares that holders of the Series 4 Preference Shares or the Series 5 Preference Shares, as applicable, are entitled to receive upon conversion is subject to adjustment for certain events including stock dividends, splits and combinations and certain other transactions. However, we will not adjust the conversion rate for certain other events, including certain adjustments for changes in our share capital and rights issues in which holders of the Series 4 Preference Shares participate and rights to purchase Class A Shares pursuant to any plan by us for the reinvestment of dividends. We cannot assure you that an event that may adversely affect the value of the Preference Shares, but does not result in an adjustment to the conversion rate, will not occur. Further, if any of these other events adversely affects the market price of our Class A Shares, it may also adversely affect the market price of the Preference Shares. In addition, we are not restricted from offering Class A Shares in the future or engaging in other transactions that may dilute our Class A Shares.
If our Class A Shares are delisted, the ability to transfer or sell Preference Shares, or Class A Shares upon conversion, may be limited and the market value of the Preference Shares will be materially adversely affected. Furthermore, changes in the applicable rules of the exchange on which our Class A Shares are listed may impact the rights of holders of the Preference Shares.
The terms of the Preference Shares may not protect you if our Class A Shares are delisted. If the Class A Shares are delisted, the holders’ ability to transfer or sell their Preference Shares, or Class A Shares upon conversion, may be limited and the market value of the Preference Shares may be materially adversely affected.
Furthermore, in the event there is a change in the applicable rules of the exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such exchange as a result of the terms of our Articles of Amendment, our Articles of Amendment permit us to limit the rights of the holders of the Preference Shares set forth in the Articles of Amendment to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such exchange. We cannot predict what form, if any, such changes and limitations may take, and such limitations may adversely affect the price of the Preference Shares.

The redemption of the Series 4 Preference Shares may adversely affect the return on the holders’ investment in the Series 4 Preference Shares.
Upon certain change in control transactions in which holders of the Series 4 Preference Shares are not entitled to receive cash and qualifying listed securities with a value at least equal to the then-applicable liquidation preference of the Series 4 Preference Shares plus accrued and unpaid dividends, the Company, at its option, may redeem all Series 4 Preference Shares at a redemption price equal to the greater of  (i) the then-applicable liquidation preference of such Series 4 Preference Shares plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Preference Shares would have received had such holder converted such Preference Shares into Class A Shares immediately prior to such redemption. Holders may not be able to reinvest the redemption proceeds in a security comparable to the Series 4 Preference Shares.
You will not be entitled to the right of the selling securityholders to nominate directors to the Board upon your purchase of securities sold by the selling securityholders.
Pursuant to the terms of the Purchase Agreement, the selling securityholders, for as long as they beneficially own 10% of the aggregate voting power of the outstanding Class A Shares, are entitled to certain rights to nominate a director for election to the Board. The Board nomination rights granted to the selling securityholders pursuant to the terms of the Purchase Agreement are only transferrable under limited circumstances that are not applicable to any offering contemplated by this prospectus. As a result, and because of the limited voting power that the Preference Shares carry, you will not be entitled to nominate any directors to our Board on account of your holdings of Preference Shares.
Until the selling securityholders cease to hold Series 4 Preference Shares representing at least 5% of the aggregate voting power of the Class A Shares, the terms of the Purchase Agreement may prevent us from undertaking certain transactions without their consent. This could hurt our ability to undertake a transaction that may otherwise be beneficial to you.
Until the selling securityholders cease to hold Series 4 Preference Shares representing at least 5% of the aggregate voting power of the Class A Shares, the terms of the Purchase Agreement may prevent us from undertaking certain transactions without such holders’ consent. Subject to certain exceptions, these transactions include, but are not limited to:
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A transaction which results in any person or group, other than the Company, its subsidiaries or any employee benefit plan of the Company, becoming the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company;

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The amalgamation, consolidation or merger of the Company with or into another person (other than a subsidiary of the Company);

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The amalgamation, consolidation or merger of another person (other than a subsidiary of the Company) into the Company; and

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The sale, conveyance, transfer, lease or other disposition of all or substantially all of the consolidated properties and assets of the Company and its subsidiaries (excluding non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Company).

These features could increase the cost of acquiring us or otherwise discourage a third party from acquiring us, and could limit our ability to undertake a transaction that may otherwise be beneficial to you.
Your ability to receive dividends on the Preference Shares is limited.
Holders of the Series 4 Preference Shares will generally be entitled to receive, when, as and if declared by the Board, dividends equal to any dividends that would have been payable on the Class A Shares issuable upon conversion of the Series 4 Preference Shares. In addition, following certain change in control transactions in which holders of the Series 4 Preference Shares are not entitled to receive cash or qualifying listed securities with a value at least equal to the liquidation preference plus accrued and unpaid dividends, holders will be entitled to cash dividends on the then-applicable liquidation preference at an increasing rate, beginning at 7%. In addition, holders of Series 5 Preference Shares will only be entitled to receive dividends equal to any dividends that would have been payable on the Class A Shares issuable upon conversion of the Series 4 Preference Shares. Other than in these limited circumstances, holders of the Preference Shares will not be entitled to receive any dividends.
Recent regulatory actions may adversely affect the trading price and liquidity of the Preference Shares.
Investors in, and potential purchasers of, the Preference Shares who employ, or seek to employ, a convertible arbitrage strategy with respect to the Preference Shares may be adversely impacted by regulatory developments that may limit or restrict such a strategy. The SEC and other regulatory and self-regulatory authorities have implemented various rules and may adopt additional rules in the future that restrict and otherwise regulate short selling and over-the-counter swaps and security-based swaps, which restrictions and regulations may adversely affect the ability of investors in, or potential purchasers of, the Preference Shares to conduct a convertible arbitrage strategy with respect to the Preference Shares. This could, in turn, adversely affect the trading price and liquidity of the Preference Shares.
The Preference Shares rank junior to all of our and our subsidiaries’ indebtedness and other liabilities in the event of a bankruptcy, liquidation or winding up of our or our subsidiaries’ assets.
In the event of our bankruptcy, liquidation, reorganization or other winding-up, our assets will be available to pay obligations on the Preference Shares only after all of our indebtedness and other liabilities have been paid. In addition, the Company is a holding company with no operations of our own and the Preference Shares will rank structurally junior to all existing and future indebtedness and other liabilities (including trade payables) of our subsidiaries. The rights of holders of the Preference Shares to participate in the distribution of assets of our subsidiaries will rank junior to the prior claims of that subsidiary’s creditors. Consequently, if we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets remaining to pay the liquidation preference on the Preference Shares. Despite our current debt levels, we and our subsidiaries may incur substantial amounts of additional debt and other obligations that will rank senior to the Preference Shares.
Upon conversion of your Preference Shares into Class A Shares, you may receive less valuable consideration than expected because the value of our Class A Shares may decline after you exercise your conversion right but before we settle our conversion obligation.
A holder of Series 4 Preference Shares or Series 5 Preference Shares converting its shares into Class A Shares will be exposed to fluctuations in the value of our Class A Shares during the period from the date such holder surrenders such Preference Shares for conversion until the date we settle our conversion obligation. Upon fulfillment of the conditions precedent to conversion, we will be required to deliver the Class A Shares with respect to the Preference Shares promptly but in no event later that three (3) business days. Accordingly, if the price of our Class A Shares decreases during this period, the value of the Class A Shares that you receive will be adversely affected and would be less than the conversion value of your Preference Shares on the date you surrendered them.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND
PREFERENCE SHARE DIVIDENDS
The following table shows our consolidated ratio of earnings to combined fixed charges and preference share dividends for the periods indicated below:
	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of earnings to combined fixed charges and preference share dividends	1.65	N/A	N/A	1.23	N/A	N/A
Deficiency of earnings to fixed charges and preference share dividends	N/A	$49,593	$16,764	N/A	$134,754	$63,240
The ratio of earnings to combined fixed charges and preference share dividends is calculated by dividing earnings by fixed charges and preference share dividends. Earnings represent income (loss) from continuing operations attributable to MDC Partners Inc. plus (1) income tax expense (recovery), (2) noncontrolling interest in earnings of consolidated subsidiaries, (3) fixed charges and (4) distributions received from equity-method investees, less (a) equity in income (loss) of nonconsolidated affiliates and (b) noncontrolling interest in earnings of consolidated subsidiaries that have not incurred fixed charges. Fixed charges consist of interest on indebtedness (expensed or capitalized), amortization of debt discount and expense and premium on indebtedness (expensed or capitalized) and interest within rent expense. Deficiency of earnings to combined fixed charges and preference share dividends is the amount by which fixed charges are in excess of earnings and preference share dividends.

USE OF PROCEEDS
The selling securityholders will receive all of the proceeds from their sale from time to time under this prospectus and any accompanying prospectus supplement of the Series 4 Preference Shares, the Series 5 Preference Shares or the Class A Shares, as applicable. We will not receive any proceeds from these sales.

DESCRIPTION OF OUR CAPITAL STOCK
In this section, we describe material features and rights of our capital stock. This summary does not purport to be exhaustive and is qualified in its entirety by reference to applicable law, our Articles of Amalgamation, our Articles of Amendment and our By-laws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.
Authorized Capitalization
The authorized capital of MDC consists of an unlimited number of Class A Shares; an unlimited number of Class B Multiple Voting Shares, each convertible into one Class A Share (the “Class B Shares”) (the Class A Shares and the Class B Shares are herein referred to collectively as the “shares”); and an unlimited number of non-voting preference shares, issuable in series, of which 5,000 Series 1 Preference Shares, 700,000 Series 2 Preference Shares, an unlimited number of Series 3 Preference Shares, 95,000 Series 4 Preference Shares and an unlimited number of Series 5 Preference Shares have been designated.
As at September 30, 2017, MDC had outstanding 58,372,524 Class A Shares (including restricted stock awards), 3,755 Class B Shares, no Series 1 Preference Shares, no Series 2 Preference Shares, no Series 3 Preference Shares, 95,000 Series 4 Preference Shares and no Series 5 Preference Shares. The holders of the Class A Shares are entitled to one vote in respect of each Class A Share held in connection with each matter to be acted upon at the annual meeting of the Company’s shareholders and the holders of the Class B Shares are entitled to twenty votes in respect of each Class B Share held in connection with each matter to be acted upon at the annual meeting of the Company’s shareholders. Approximately 99.9% of the aggregate voting rights attached to the issued and outstanding shares of MDC are represented by the Class A Shares. Except as required by law, our preference shares do not generally carry voting rights.
The Articles of Amalgamation of MDC contain provisions providing that, in the event an offer is made to purchase Class B Shares which must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares may be listed, be made to all or substantially all of the Class B Shares, and which offer is not made on identical terms, as to price per share and percentage of outstanding shares, to purchase the Class A Shares, the holders of Class A Shares shall have the right to convert such shares into Class B Shares in certain specified instances, including an offer to purchase Class B Shares that must, by reason of applicable securities legislation or the requirements of a stock exchange on which the Class B Shares may be listed, be made to all or substantially all holders of Class B Shares who are in a province of Canada to which the requirement applies, and is not made concurrently with an offer to purchase Class A Shares that is identical to the offer to purchase Class B Shares on the same terms and conditions.
Class A Shares and Class B Shares
Voting Rights
The Class A Shares carry one vote each. The Class B Shares carry 20 votes each. Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of the election of directors, by a plurality, of the votes entitled to be cast at a meeting at which a quorum is present by all shares of our Class A Shares and Class B Shares present in person or represented by proxy, voting together as a single class, subject to any voting rights granted to holders of any then outstanding preference shares.
Dividend Practice
The payment of any dividends will be at the discretion of the Board and will depend upon limitations contained in our Credit Agreement, the indenture governing the $900 million aggregate principal amount of 6.50% notes due 2024, future earnings, capital requirements, our general financial condition and general business conditions.
Conversion and Other Rights
The Class A Shares are convertible at the option of the holder into one Class B Share for each Class A Share after the occurrence of certain events related to an offer to purchase all Class B Shares, as described above, in “— Authorized Capitalization.” The Class B Shares are convertible at any time at the option of the holder into one Class A Share for each Class B Share.

The holders of Class A Shares and Class B Shares are entitled to receive equally, share for share, after providing for preferential payment of the amounts required to be paid under and in respect of any preference shares ranking in priority, any property that is distributed to the Company’s shareholders (including any distribution of assets on any liquidation, dissolution or winding up, whether voluntary or involuntary, or other distribution of assets among shareholders for the purpose of winding up the MDC’s affairs).
Holders of Class A Shares and Class B Shares have no preemptive rights. There are no redemption or sinking fund provisions applicable to the Class A Shares or the Class B Shares.
Holders that are control persons may be restricted in the manner by which they may trade in securities of the issuer.
Preference Shares
Under our Articles of Amalgamation, the Board has the authority, without further shareholder action, to issue from time to time, non-voting preference shares in one or more series and for such consideration as may be fixed from time to time by the Board. The Board also has the authority to fix and determine, in the manner provided by law, the relative rights and preferences of the shares of any series so established, such as dividend rights. Our Articles of Amalgamation authorize the issuance of an unlimited number of non-voting preference shares. Prior to the issuance of each series of non-voting preference shares, the Board will adopt resolutions creating and designating the series as a series of such shares. Neither our Articles of Amalgamation nor our By-laws contain a restriction on our ability to repurchase or redeem our non-voting preference shares while there is any arrearage in the payment of dividends or sinking fund installments. However, our ability to purchase, redeem or otherwise acquire or retire for value our shares is subject to limitations contained in our debt instruments.
Series 4 Preference Shares
On March 7, 2017, we issued and sold 95,000 Series 4 Preference Shares to the selling securityholders for an aggregate purchase price in cash of  $95.0 million in a private placement exempt from the registration requirements of the Securities Act. A copy of the Articles of Amendment creating and designating the Series 4 Preference Shares and the Series 5 Preference Shares into which the Series 4 Preference Shares are convertible is filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary of the terms of the Series 4 Preference Shares does not purport to be complete and is subject, and qualified in its entirety by reference, to the detailed provisions of the Articles of Amendment. The Articles of Amendment, and not this description, define a holder’s legal rights as a holder of the Series 4 Preference Shares.
For purposes of this section “— Series 4 Preference Shares”, all capitalized terms shall have the meanings ascribed thereto in this section.
Dividends
Participating Dividends
Each holder of issued and outstanding Series 4 Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preference Share, dividends of the same type as any dividends or other distribution, whether in cash, in kind or in other property, payable or to be made on outstanding Class A Shares, in an amount equal to the amount of such dividends or other distribution as would be made on the number of Class A Shares into which such Series 4 Preference Shares could be converted on the applicable record date for such dividends or other distribution on the Class A Shares, without giving effect to the limitations set forth in “Conversion Rights — Limitations on Conversion” after aggregating all shares held by the same holder (the “Participating Dividends”) and disregarding any rounding for fractional amounts; provided, however, that notwithstanding the above, the holders of Series 4 Preference Shares will not be entitled to receive any dividends or distributions for which an adjustment to the Conversion Price shall be made pursuant to the first paragraph of  “— Conversion Rights — Adjustments to Conversion Price — Adjustment for Change

in Share Capital” or “— Conversion Rights — Adjustments to Conversion Price — Adjustment for Rights Issue” (and such dividends or distributions that are not payable to the holders of Series 4 Preference Shares as a result of this proviso shall not be deemed to be Participating Dividends).
Participating Dividends are payable at the same time as and when such dividends or other distributions on the Class A Shares are paid to the holders of Class A Shares and are payable to holders of record of Series 4 Preference Shares on the record date for the corresponding dividend or distribution on the Class A Shares.
Additional Dividends
Following the occurrence of a Specified Event, each holder of issued and outstanding Series 4 Preference Shares will be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends for each Series 4 Preference Share, with respect to each Dividend Period, dividends at a rate per annum equal to the Additional Rate multiplied by the Base Liquidation Preference per Series 4 Preference Share (the “Additional Dividends” and, together with Participating Dividends, the “Dividends”). Any Additional Dividends payable pursuant to this “— Additional Dividends” shall be in addition to any Participating Dividends, as applicable, payable pursuant to “— Participating Dividends”.
Additional Dividends will accrue on a daily basis and be cumulative from the date on which a Specified Event occurs and are payable in arrears on each Dividend Payment Date.
Additional Dividends in respect of any Dividend Period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The amount of Additional Dividends payable for any Dividend Period shorter or longer than a full quarterly Dividend Period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
Additional Dividends that are declared and payable on a Dividend Payment Date will be paid to the holders of record of Series 4 Preference Shares as they appear in the records of the Company at the close of business on the 15th day of the calendar month prior to the month in which the applicable Dividend Payment Date falls, provided that Additional Dividends payable upon redemption or conversion of Series 4 Preference Shares will be payable to the holder of record on the Redemption Date or the Conversion Date, as applicable. Any payment of an Additional Dividend will first be credited against the earliest accumulated but unpaid Additional Dividend due with respect to each share that remains payable.
Additional Dividends are payable only in cash. Additional Dividends will accrue and cumulate whether or not the Company has earnings or profits, whether or not there are funds legally available for the payment of Additional Dividends and whether or not Additional Dividends are declared.
After a Specified Event has occurred and while any Series 4 Preference Shares remain outstanding, unless all Additional Dividends accrued to the end of all completed Dividend Periods have been paid in full, neither the Company nor any of its subsidiaries may (A) declare, pay or set aside for payment any dividends or distributions on any Junior Securities or (B) repurchase, redeem or otherwise acquire any Junior Securities.
The provisions set forth in the immediately preceding paragraph above shall not prohibit:
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the repurchase, redemption, retirement or other acquisition of vested or unvested Common Shares held by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Company or any subsidiary of the Company pursuant to any equity incentive grant, plan, program or arrangement, any severance agreement or any stock subscription or equityholder agreement, in each case solely to the extent required by the terms thereof;

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payments made or expected to be made by the Company in respect of withholding or similar taxes payable in connection with the exercise or vesting of Common Shares or Class A Equivalents by any future, present or former officer, director, employee, manager or consultant (or their respective permitted transferees) of the Company or any subsidiary of the Company and repurchases or withholdings of Common Shares or Class A Equivalents in connection with any exercise or vesting of Common Shares or Class A Equivalents if such Common Shares or Class A Equivalents represent all or a portion of the exercise price of, or withholding obligation with respect to, such Common Shares or Class A Equivalents;
•
cash payments made in lieu of issuing fractional Common Shares in connection with the exercise or vesting of Common Shares or Class A Equivalents;

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payments arising from agreements of the Company or a subsidiary of the Company providing for adjustment of purchase price, deferred consideration, earn outs or similar obligations, in each case incurred in connection with the purchase or investment by the Company or a subsidiary of the Company of or in assets or capital stock of a third party; or

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payments or distributions made pursuant to any plan or proposal for the liquidation or dissolution of the Company or pursuant to any decree or order for relief or made by any custodian of the Company in connection with any voluntary case or proceeding under Title 11 of the U.S. Code or any similar federal, state, Canadian, provincial or other non-U.S. law for the relief of debtors.

The Company shall pay Dividends (less any tax required to be deducted and withheld by the Company), except in the case of redemption or conversion in which case payment of Dividends shall be made on surrender of the certificate, if any, representing the Series 4 Preference Shares to be redeemed or converted, by electronic funds transfer or by sending to each holder of Series 4 Preference Shares a check for such Dividends payable to the order of such holder or, in the case of joint holders, to the order of all such holders failing written instructions from them to the contrary or in such other manner, not contrary to applicable law, as the Company shall reasonably determine. The making of such payment or the posting or delivery of such check on or before the date on which such Dividend is to be paid to a holder shall be deemed to be payment and shall satisfy and discharge all liabilities for the payment of such Dividends to the extent of the sum represented thereby (plus the amount of any tax required to be and in fact deducted and withheld by the Company from the related Dividends as aforesaid and remitted to the proper taxing authority) unless such check is not honored when presented for payment. Subject to applicable law, Dividends which are represented by a check which has not been presented to the Company’s bankers for payment or that otherwise remain unclaimed for a period of six years from the date on which they were declared to be payable shall be forfeited to the Company.
Holders of the Series 4 Preference Shares are not entitled to any dividend, whether payable in cash, in kind or other property, in excess of the Participating Dividends and, if applicable, the Additional Dividends, as provided in this “— Dividends”.
Liquidation Preference
Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each Series 4 Preference Share entitles the holder thereof to receive and to be paid out of the assets of the Company available for distribution, before any distribution or payment may be made to a holder of any Class A Shares, any Class B Shares of the Company (the “Class B Shares”) or any other shares ranking junior as to capital to the Series 4 Preference Shares, an amount per Series 4 Preference Share equal to the greater of  (i) the Base Liquidation Preference, as increased by the Accretion Rate from the most recent Quarterly Compounding Date to the date of such liquidation, dissolution or winding up (without duplication of changes to the Base Liquidation Preference as provided for in the second paragraph of this “— Liquidation Preference”) plus any accrued but unpaid Dividends with respect thereto, and (ii) an amount equal to the amount the holders of the Series 4 Preference Shares would have received per Series 4 Preference Share upon liquidation, dissolution or winding up of the Company had such holders converted their Series 4 Preference Shares into Class A Shares immediately prior thereto, without giving effect to the limitations set forth in “— Conversion Rights — Limitations on Conversion” and disregarding any rounding for fractional amounts (the greater of the amount in clause (i) and clause (ii), the “Liquidation Preference”). Notwithstanding the foregoing or anything in the Series 4 Articles of Amendment to the contrary, immediately prior to and conditioned upon the consummation of any voluntary or involuntary liquidation, dissolution or winding up of the Company, if the amount set forth in clause (i) above is greater than the amount set forth in clause (ii) above, any holder of outstanding Series 4 Preference Shares shall have the right to convert its Series 4 Preference Shares into Class A Shares by substituting the Fair Market Value of a Class A Share for the then-applicable Conversion Price and without giving effect to the limitations set forth in “— Conversion Rights — Limitations on Conversion” and disregarding any rounding for fractional amounts.
The “Base Liquidation Preference” per Series 4 Preference Share shall initially be equal to the Original Purchase Price. From and after the Series 4 Original Issuance Date, the Base Liquidation Preference of each Series 4 Preference Share shall increase on a daily basis, on the basis of a 360-day year consisting of twelve 30-day months, at a rate of 8.0% per annum (the “Accretion Rate”) of the then-applicable Base Liquidation Preference, the amount of which increase shall compound quarterly on each March 31, June 30, September 30 and December 31 (each, a “Quarterly Compounding Date”) from the Series 4 Original Issuance Date through the fifth anniversary thereof, following which the Accretion Rate will decrease to 0% per annum and the Base Liquidation Preference per Series 4 Preference Share will not increase during any period subsequent to such fifth anniversary. The Base Liquidation Preference shall be proportionally adjusted for any stock dividends, splits, combinations and similar events on the Series 4 Preference Shares.
After payment to the holders of the Series 4 Preference Shares of the full Liquidation Preference to which they are entitled, the Series 4 Preference Shares as such will have no right or claim to any of the assets of the Company.
The value of any property not consisting of cash that is distributed by the Company to the holders of the Series 4 Preference Shares will equal the Fair Market Value thereof on the date of distribution.
For the purposes of this section, a Fundamental Change (in and of itself) shall not be deemed to be a liquidation, dissolution or winding up of the Company subject to this section (it being understood that an actual liquidation, dissolution or winding up of the Company in connection with a Fundamental Change will be subject to this section).
Voting Rights
The holders of the Series 4 Preference Shares shall not be entitled as such, except as required by law, to receive notice of or to attend any meeting of the shareholders of the Company or to vote at any such meeting but shall be entitled to receive notice of meetings of shareholders of the Company called for the purpose of authorizing the dissolution of the Company or the sale of its undertaking or a substantial part thereof. The approval of the holders of the Series 4 Preference Shares with respect to any and all matters referred to in the Series 4 Articles of Amendment may be given in writing by all of the holders of the Series 4 Preference Shares outstanding or by resolution duly passed and carried as may then be required by the Canada Business Corporations Act at a meeting of the holders of the Series 4 Preference Shares duly called and held for the purpose of considering the subject matter of such resolution and at which holders of not less than a majority of all Series 4 Preference Shares then outstanding are present in person or represented by proxy in accordance with the By-laws of the Company; provided, however, that if at any such meeting, when originally held, the holders of at least a majority of all Series 4 Preference Shares then outstanding are not present in person or so represented by proxy within 30 minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being not less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of such meeting, and at such adjourned meeting the holders of Series 4 Preference Shares present in person or so represented by proxy, whether or not they hold a majority of all Series 4 Preference Shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed and carried as may then be required by the Canada Business Corporations Act at such adjourned meeting shall constitute the approval of the holders of the Series 4 Preference Shares. Notice of any such original meeting of the holders of the Series 4 Preference Shares shall be given not less than twenty-one (21) days prior to the date fixed for such meeting and shall specify in general terms the purpose for which the meeting is called, and notice of any such adjourned meeting shall be given not less than ten (10) days prior to the date fixed for such adjourned meeting, but it shall not be necessary to specify in such notice the purpose for which the adjourned meeting is called. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting and the conduct of it shall be those from time to time prescribed in the By-laws of the Company with respect to meetings of shareholders. On every poll taken at any such original meeting or adjourned meeting, each holder of Series 4 Preference Shares present in person or represented by proxy shall be entitled to one vote for each of the Series 4 Preference Shares held by such holder.

Purchase for Cancellation
Subject to such provisions of the Canada Business Corporations Act as may be applicable, the Company may at any time or times purchase (if obtainable) for cancellation all or any part of the Series 4 Preference Shares outstanding from time to time: (a) through the facilities of any Exchange or market on which the Series 4 Preference Shares are listed, (b) by invitation for tenders addressed to all the holders of record of the Series 4 Preference Shares outstanding, or (c) in any other manner, in each case at the lowest price or prices at which, in the opinion of the Board of Directors, such shares are obtainable.
Conversion Rights
Each Series 4 Preference Share is convertible into Class A Shares as provided in this section.
Conversion at the Option of Holders of Series 4 Preference Shares
Subject to “— Limitations on Conversion”, each holder of Series 4 Preference Shares is entitled to convert, in whole at any time and from time to time, and in part at any time and from time to time after the ninetieth day following the Series 4 Original Issuance Date, at the option and election of such holder upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), any or all outstanding Series 4 Preference Shares held by such holder into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number (the “Conversion Amount”) determined by dividing (i) the Base Liquidation Preference (as adjusted pursuant to the second paragraph of  “— Liquidation Preference” to the date immediately preceding the Conversion Date for each Series 4 Preference Share to be converted by (ii) the Conversion Price in effect at the time of conversion. The “Conversion Price” initially is $10.00 per share, as adjusted from time to time as provided in “— Adjustments to Conversion Price — Adjustment for Change in Share Capital”. In order to convert the Series 4 Preference Shares into Class A Shares, the holder must surrender the certificates representing such Series 4 Preference Shares, accompanied by transfer instruments satisfactory to the Company, free of any adverse interest or liens at the office of the Company’s transfer agent for the Series 4 Preference Shares, together with written notice that such holder elects to convert all or such number of shares represented by such certificates as specified therein. With respect to a conversion pursuant to this “— Conversion at the Option of Holders of Series 4 Preference Shares”, the date of receipt of such certificates, together with such notice and such other information or documents as may be required by the Company (including any certificates delivered pursuant to “— Limitations on Conversion”), by the transfer agent or the Company will be the date of conversion (the “Conversion Date”) and the Conversion Date with respect to a conversion pursuant to “— Conversion at the Option of the Company” will be as provided in such section.
Limitations on Conversion
Notwithstanding “— Conversion at the Option of Holders of Series 4 Preference Shares” or “— Conversion at the Option of the Company”, but subject to “— Antitrust and Conversion into Series 5 Preference Shares”, the Company shall not effect any conversion of the Series 4 Preference Shares or otherwise issue Class A Shares pursuant to “— Conversion at the Option of Holders of Series 4 Preference Shares” or “— Conversion at the Option of the Company”, and no holder of Series 4 Preference Shares will be permitted to convert Series 4 Preference Shares into Class A Shares if, and to the extent that, following such conversion, either (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares would exceed 19.9% of the Maximum Voting Power or (ii) such holder would Beneficially Own more than 19.9% of the then outstanding Common Shares; provided, however, that such conversion restriction shall not apply to any conversion in connection with and subject to completion of  (A) a public sale of the Class A Shares to be issued upon such conversion, if following consummation of such public sale such holder will not Beneficially Own in excess of 19.9% of the then outstanding Class A Shares or (B) a bona fide third party tender offer for the Class A Shares issuable thereupon. For purposes of the foregoing sentence, the number of Class A Shares Beneficially Owned by a holder shall include the number of Class A Shares issuable upon conversion of the Series 4 Preference Shares with respect to which a conversion notice has been given, but shall exclude the number of Class A Shares which would be issuable upon conversion or exercise of the remaining, unconverted portion of the Series 4 Preference Shares and any Series 5 Preference Shares Beneficially Owned by such holder. Upon the written request of the holder, the Company shall within two (2) Business Days confirm in writing (which may be by email) to any holder the number of Class A Shares and Class B Shares then outstanding. In connection with any conversion and as a condition to the Company effecting such conversion, upon request of the Company, a holder of Series 4 Preference Shares shall deliver to the Company a certificate, signed by a duly authorized officer of such holder, no less than twelve (12) Business Days prior to the applicable conversion, certifying that, after giving effect to such conversion, (i) such holder’s aggregate voting power on a matter being voted on by holders of Class A Shares will not exceed 19.9% of the Maximum Voting Power or (ii) such holder will not Beneficially Own more than 19.9% of the then outstanding Common Shares. For purposes hereof, “Maximum Voting Power” means, at the time of determination of the Maximum Voting Power, the total number of votes which may be cast by all shares of the Company’s capital on a matter subject to the vote of the Common Shares and any other securities that constitute Voting Stock voting together as a single class and after giving effect to any limitation on voting power set forth herein and the Series 4 Articles of Amendment or other similar document governing other Voting Stock.
Conversion at the Option of the Company
Subject to “— Limitations on Conversion” and “— Antitrust and Conversion into Series 5 Preference Shares”, on and after the two (2) year anniversary of the Series 4 Original Issuance Date, at the Company’s option and election and upon its compliance with this section “— Conversion at the Option of the Company”, and in the case of the Investor and any Permitted Transferee upon receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals), all outstanding Series 4 Preference Shares shall be converted automatically into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the Conversion Amount following written notice by the Company to the holders of Series 4 Preference Shares notifying such holders of the conversion contemplated by this section “— Conversion at the Option of the Company”, which conversion shall occur on the date specified in such notice, which shall not be less than ten (10) Business Days following the date of such notice (or in the case of the Investor and any Permitted Transferee the later of  (A) the date of receipt of all antitrust approvals required in connection with such conversion (or the lapse of any applicable waiting period relating to such required antitrust approvals)) and (B) ten (10) Business Days following the date of such notice), provided, that (i) prior to the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Company (and such Series 4 Preference Shares may be converted into Class A Shares pursuant to this section “— Conversion at the Option of the Company”) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this section “— Conversion at the Option of the Company” was at or above 125% of the then-applicable Conversion Price and (ii) following the five-year anniversary of the Series 4 Original Issuance Date, such notice may be delivered by the Company (and such Series 4 Preference Shares may be converted into Class A Shares pursuant to this section “— Conversion at the Option of the Company”) only if the Closing Price per Class A Share for the thirty (30) consecutive Trading Day period ending on the Trading Day immediately prior to delivery of a notice of conversion pursuant to this section “— Conversion at the Option of the Company” was at or above 100% of the then-applicable Conversion Price; provided further, that following a Specified Event, the Company shall not be entitled to convert the Series 4 Preference Shares.
Notwithstanding the foregoing, the holders of Series 4 Preference Shares shall continue to have the right to convert their Series 4 Preference Shares pursuant to “— Conversion at the Option of Holders of Series 4 Preference Shares” until and through the Conversion Date contemplated in this “— Conversion at the Option of the Company” and if such Series 4 Preference Shares are converted pursuant to “— Conversion at the Option of Holders of Series 4 Preference Shares” such shares shall no longer be converted pursuant to this “— Conversion at the Option of the Company” and the Company’s notice delivered to the holders pursuant to this “— Conversion at the Option of the Company” shall be of no effect with respect to such shares converted pursuant to “— Conversion at the Option of Holders of Series 4 Preference Shares”.

Fractional Shares
No fractional Class A Shares will be issued upon conversion of the Series 4 Preference Shares. In lieu of fractional shares, the Company shall round, to the nearest whole number, the number of Class A Shares to be issued upon conversion of the Series 4 Preference Shares. If more than one Series 4 Preference Share is being converted at one time by or for the benefit of the same holder, then the number of full shares issuable upon conversion will be calculated on the basis of the aggregate number of Series 4 Preference Shares converted by or for the benefit of such holder at such time.
Mechanics of Conversion
Promptly after the Conversion Date (and in any event within three (3) Business Days), the Company shall (A) issue and deliver to such holder the number of Class A Shares to which such holder is entitled in exchange for the certificates formerly representing Series 4 Preference Shares and (B) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preference Shares that are being converted into Class A Shares; provided, that any accrued and unpaid Dividends not paid to such holder pursuant to the foregoing clause (B) shall, subject to “— Limitations on Conversion”, be converted into a number of duly authorized, validly issued, fully paid and nonassessable Class A Shares equal to the number determined by dividing (x) the aggregate amount of such accrued and unpaid Dividends on the Series 4 Preference Shares that are being converted by (y) the then current Conversion Price. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Class A Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Class A Shares on such Conversion Date. In case fewer than all the shares represented by any such certificate are to be converted, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Class A Shares or Series 4 Preference Shares are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Class A Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preference Shares not converted other than any such tax due because Class A Shares or a certificate for Series 4 Preference Shares are issued in a name other than the name of the converting holder.
From and after the Conversion Date, the Series 4 Preference Shares to be converted on such Conversion Date will no longer be deemed to be outstanding, and all rights of the holder thereof as a holder of Series 4 Preference Shares (except the right to receive from the Company the Class A Shares upon conversion, together with the right to receive any accrued and unpaid Dividends thereon) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preference Share is not converted, such Series 4 Preference Share will remain outstanding and will be entitled to all of the rights as provided herein.
If the conversion is in connection with any sale, transfer or other disposition of the Class A Shares issuable upon conversion of the Series 4 Preference Shares, the conversion may, at the option of any holder tendering any Series 4 Preference Share for conversion, be conditioned upon the closing of the sale, transfer or the disposition of Class A Shares issuable upon conversion of Series 4 Preference Shares with the underwriter, transferee or other acquirer in such sale, transfer or disposition, in which event such conversion of such Series 4 Preference Shares shall not be deemed to have occurred until immediately prior to the closing of such sale, transfer or other disposition.
All Class A Shares issued upon conversion of the Series 4 Preference Shares will, upon issuance by the Company, be duly and validly issued, fully paid and nonassessable.
Adjustments to Conversion Price
Overview
The Conversion Price of the Series 4 Preference Shares is subject to customary adjustments as a result of certain transactions and other actions taken by the Company, including if the Company (i) issues a dividend or distribution payable in Class A Shares, (ii) subdivides, reclassifies or combines its outstanding Class A Shares into a greater or lesser number of Class A Shares, (iii) distributes rights, options or warrants entitling holders of Class A Shares to purchase Class A Shares below a certain price during a specified period, (iv) distributes cash or other consideration in respect of certain specified tender offers or exchange offers, or (v) issues additional Class A shares or equity-linked securities without consideration or for a consideration per share less than the applicable Conversion Price immediately prior to such issuance (subject to certain exceptions, including issuances pursuant to options or rights of employees, officers or directors, issuances in an amount not to exceed a specified amount and issuances in connection with certain bona fide acquisitions). In addition, if the Company engages in certain disposition transactions (including any merger, amalgamation, consolidation or other combination to which the Company is a constituent party, or any sale, conveyance, lease, or other disposal of all or substantially all its properties and assets) as a result of which holders of Class A Shares are entitled to receive cash, securities or other property for their Class A Shares, the Series 4 Preference Shares will be convertible into the same amount and type of such cash, securities or other property. Notwithstanding the foregoing, the Conversion Price will not be reduced if the amount of such reduction would be an amount less than $0.01 (subject to a carry-forward).
Waiver
Notwithstanding the foregoing, the Conversion Price will not be reduced if the Company receives, prior to the effective time of the adjustment to the Conversion Price, written notice from the holders representing at least a majority of the then outstanding Series 4 Preference Shares, voting together as a separate class, that no adjustment is to be made as the result of a particular issuance of Class A Shares or other dividend or other distribution on Class A Shares. This waiver will be limited in scope and will not be valid for any issuance of Class A Shares or other dividend or other distribution on Class A Shares not specifically provided for in such notice.
Tax Adjustment
Anything in this section “— Conversion Rights” notwithstanding, the Company shall be entitled to make such downward adjustments in the Conversion Price, in addition to those required by the section “— Conversion Rights”, as the Board of Directors in its sole discretion shall determine to be advisable in order that any event treated for U.S. federal income tax purposes as a dividend or share split will not be taxable to the holders of Class A Shares.
Notwithstanding anything herein to the contrary, any adjustment of the Conversion Price or entitlement to acquire Class A Shares pursuant to the Series 4 Articles of Amendment shall be subject to the rules of the Exchange to the extent required to comply with such rules. If after the Series 4 Original Issuance Date there is a change in the applicable rules of the Exchange on which the Class A Shares are listed at the time such change becomes effective or in the interpretation of such applicable rules that would cause the Class A Shares to be delisted by such Exchange as a result of the terms of the Series 4 Articles of Amendment, the rights of the holders of the Series 4 Preference Shares set forth in the Series 4 Articles of Amendment shall thereafter be limited to the extent required by such changed rules in order for the Class A Shares to continue to be listed on such Exchange.
Notice of Record Date
In the event of:
•
any share split or combination of the outstanding Class A Shares;

•
any declaration or making of a dividend or other distribution to holders of Class A Shares in additional Class A Shares, any other share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness);

•
any reclassification or change to which clause (B) of  “— Conversion Rights — Adjustments to Conversion Price — Adjustment for Change in Share Capital” applies;

•
the dissolution, liquidation or winding up of the Company; or

•
any other event constituting a Disposition Event;

then the Company shall file with its corporate records and mail to the holders of the Series 4 Preference Shares at their last addresses as shown on the records of the Company, at least ten (10) days prior to the record date specified in (A) below or ten (10) days prior to the date specified in (B) below, a notice stating:

•
the record date of such share split, combination, dividend or other distribution, or, if a record is not to be taken, the date as of which the holders of Class A Shares of record to be entitled to such share split, combination, dividend or other distribution are to be determined, or

•
the date on which such reclassification, change, dissolution, liquidation, winding up or other event constituting a Disposition Event, is estimated to become effective, and the date as of which it is expected that holders of Class A Shares of record will be entitled to exchange their Class A Shares for the share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) deliverable upon such reclassification, change, liquidation, dissolution, winding up or other Disposition Event.

Disclosures made by the Company in any public filings made under the Exchange Act shall be deemed to satisfy the notice requirements set forth in this “— Notice of Record Date”.
Certificate of Adjustments
Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this section “— Conversion Rights”, the Company shall compute such adjustment or readjustment in accordance with the terms hereof and furnish to each holder of Series 4 Preference Shares a certificate, signed by an officer of the Company, setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the reasonable written request of any holder of Series 4 Preference Shares, furnish to such holder a similar certificate setting forth (i) the calculation of such adjustments and readjustments in reasonable detail, (ii) the Conversion Price then in effect, and (iii) the number of Class A Shares and the amount, if any, of share capital, other securities or other property (including, but not limited to, cash and evidences of indebtedness) which then would be received upon the conversion of Series 4 Preference Shares.
Redemption
Redemption at the Option of the Company
In connection with or following any Specified Event, the Company, at its option and (if applicable) subject to consummation of such Specified Event, may redeem (out of funds legally available therefor) for cash all of the Series 4 Preference Shares then outstanding at a price (the “Redemption Price”) per Series 4 Preference Share equal to the greater of  (i) the Base Liquidation Preference per such Series 4 Preference Share plus all accrued and unpaid dividends thereon and (ii) an amount equal to the amount the holder of such Series 4 Preference Shares would have received in respect of such Series 4 Preference Share had such holder converted such Series 4 Preference Share into Class A Shares immediately prior to such redemption based on the Current Market Price, in each case on the date of redemption (the “Redemption Date”).
If the Company elects to redeem the Series 4 Preference Shares pursuant to this section “— Redemption”, on or prior to the fifteenth (15th) Business Day prior to the applicable Redemption Date, the Company shall mail a written notice of redemption (the “Redemption Notice”) by first-class mail addressed to the holders of record of the Series 4 Preference Shares as they appear in the records of the Company; provided, however, that accidental failure to give any such notice to one or more of such holders shall not affect the validity of such redemption. The Redemption Notice must state: (A) the expected Redemption Price as of the expected Redemption Date, and specify the individual components thereof  (it being understood that the actual Redemption Price will be determined as of the actual Redemption Date); (B) the name of the redemption agent to whom, and the address of the place to where, the Series 4 Preference Shares are to be surrendered for payment of the Redemption Price; (C) if applicable, that the consummation of the Redemption and the payment of the Redemption Price shall be subject to the consummation of the Specified Event, and (D) the anticipated Redemption Date.
Mechanics of Redemption
On the Redemption Date, the Company shall pay the applicable Redemption Price, upon surrender of the certificates representing the Series 4 Preference Shares to be redeemed (properly endorsed or assigned for transfer, if the Company shall so require, and letters of transmittal and instructions therefor on reasonable terms are included in the notice sent by the Company); provided that payment of the Redemption Price for certificates (and accompanying documentation, if required) surrendered to the Company after 2:00 p.m. (New York City time) on the Redemption Date may, at the Company’s option, be made on the Business Day immediately following the Redemption Date.
Series 4 Preference Shares to be redeemed on the Redemption Date will from and after such date, no longer be deemed to be outstanding; and all powers, designations, preferences and other rights of the holder thereof as a holder of Series 4 Preference Shares (except the right to receive from the Company the applicable Redemption Price) shall cease and terminate with respect to such shares; provided, that in the event that a Series 4 Preference Share is not redeemed due to a default in payment by the Company or because the Company is otherwise unable to pay the applicable Redemption Price in cash in full, such Series 4 Preference Share will remain outstanding and will be entitled to all of the powers, designations, preferences and other rights as provided herein.
Notwithstanding anything in this section “— Redemption” to the contrary, each holder shall retain the right to convert Series 4 Preference Shares to be redeemed at any time on or prior to the Redemption Date; provided, however, that any Series 4 Preference Shares for which a holder delivers a conversion notice to the Company prior to the Redemption Date shall not be redeemed pursuant to this this section “— Redemption”.
Antitrust and Conversion into Series 5 Preference Shares
If  (i) the Company validly delivers a notice of conversion pursuant to “— Conversion Rights — Conversion at the Option of the Company” to the Investor or any Permitted Transferee at any time on and after the two (2) year anniversary of the Series 4 Original Issuance Date and (ii) the Investor or such Permitted Transferee would not be permitted to convert one or more of its Beneficially Owned Series 4 Preference Shares into Class A Shares because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, the Accretion Rate will decrease to 0% per annum following, and the Base Liquidation Preference per Series 4 Preference Share will not increase during any period subsequent to, ten (10) Business Days following the date of such validly delivered notice (which for the avoidance of doubt shall not be earlier than the two (2) year anniversary of the Series 4 Original Issuance Date).
With respect to any holder of Series 4 Preference Shares other than the Investor or any Permitted Transferee, after receiving a notice of conversion pursuant to “— Conversion Rights — Conversion at the Option of the Company”, any such holder of Series 4 Preference Shares as to whom the relevant provisions of the following sentence are applicable may, at such holder’s option, convert Series 4 Preference Shares subject to such conversion at any time on or prior to the close of business on the Business Day immediately preceding the Conversion Date, as the case may be, specified in such notice into Series 5 Preference Shares to the extent necessary to address the conditions described in the paragraph below.
(i) If any holder of Series 4 Preference Shares would not be permitted to convert one or more of its Beneficially Owned Series 4 Preference Shares into Class A Shares due to the restrictions contained in “Conversion Rights — Limitations on Conversion” or (ii) if any holder of Series 4 Preference Shares other than the Investor or any Permitted Transferee would not be permitted to convert one more of its Beneficially Owned Series 4 Preference Shares into Class A Shares (the shares described in clause (i) and (ii), the “Special Conversion Shares”) because any applicable waiting period has not lapsed, or approval has not been obtained, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, then in each case each Special Conversion Share of such holder shall be converted into a number of Series 5 Preference Shares equal to the number of Class A Shares such holder would have received if such holder would have been permitted to convert such Special Conversion Shares into Class A Shares on the Conversion Date.
As soon as practicable (and in any event within three (3) Business Days) after receipt of notice of either of the events described in the paragraph above, which notice shall include the amount of Series 5 Preference Shares to which such holder is entitled and the basis for such conversion into Series 5 Preference Shares, the Company shall (i) issue and deliver to such holder a certificate for the number of Series 5 Preference Shares, if any, to which such holder is entitled in exchange for the certificates formerly representing the Series 4 Preference Shares and (ii) pay to such holder, to the extent of funds legally available therefor, all declared and unpaid Dividends on the Series 4 Preference Shares that are being converted into Series 5 Preference Shares. Such conversion will be deemed to have been made on the Conversion Date, and the person entitled to receive the Series 5 Preference Shares issuable upon such conversion shall be treated for all purposes as the record holder of such Series 5 Preference Shares on such Conversion Date. In case fewer than all of the Series 4 Preference Shares represented by any such certificate are to be converted into Series 5 Preference Shares, a new certificate shall be issued representing the unconverted shares without cost to the holder thereof, except for any documentary, stamp or similar issue or transfer tax due because any certificates for Series 5 Preference Shares or Series 4 Preference Shares are issued in a name other than the name of the converting holder. The Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of Series 5 Preference Shares upon conversion or due upon the issuance of a new certificate for any Series 4 Preference Shares not converted other than any such tax due because Series 5 Preference Shares or a certificate for Series 4 Preference Shares are issued in a name other than the name of the converting holder.
Withholding Tax
Notwithstanding any other provision of the Series 4 Articles of Amendment, the Company may deduct or withhold from any payment, distribution, issuance or delivery (whether in cash or in shares) to be made pursuant to the Series 4 Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and shall remit any such amounts to the relevant tax authority as required. If the cash component of any payment, distribution, issuance or delivery to be made pursuant to the Series 4 Articles of Amendment is less than the amount that the Company is so required or permitted to deduct or withhold, the Company shall be permitted to deduct and withhold from any noncash payment, distribution, issuance or delivery to be made pursuant to the Series 4 Articles of Amendment any amounts required or permitted by law to be deducted or withheld from any such payment, distribution, issuance or delivery and to dispose of such property in order to remit any amount required to be remitted to any relevant tax authority. Notwithstanding the foregoing, the amount of any payment, distribution, issuance or delivery made to a holder of Series 4 Preference Shares pursuant to the Series 4 Articles of Amendment shall be considered to be the amount of the payment, distribution, issuance or delivery received by such holder plus any amount deducted or withheld pursuant to this section “— Withholding Tax”. In the absence of any such deduction or withholding by the Company, and unless agreed otherwise by the Company in writing, holders of Series 4 Preference Shares shall be responsible for all withholding taxes under Part XIII of the Income Tax Act (Canada) in respect of any payment, distribution, issuance or delivery made or credited to them pursuant to the Series 4 Articles of Amendment and shall indemnify and hold harmless the Company on an after-tax basis (for this purpose, having regard only to taxes for which the Company is liable under Part XIII of the Income Tax Act (Canada)) for any such taxes imposed on any payment, distribution, issuance or delivery made or credited to them pursuant to the Series 4 Articles of Amendment.
Definitions
“Additional Rate” means an annual rate initially equal to 7.0% per annum, increasing by 1.0% on every anniversary of the occurrence of the Specified Event.
“Affiliate” means, with respect to any person, any other person that directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with, such specified person. Notwithstanding the foregoing, the Company, its subsidiaries and its other controlled Affiliates shall not be considered Affiliates of the Investor.
“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” has the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act, except that for purposes hereof the words “within sixty days” in Rule 13d-3(d)(1)(i) shall not apply, to the effect that a person shall be deemed to be the Beneficial Owner of a security if that person has the right to acquire beneficial ownership of such security at any time. For the avoidance of doubt, for purposes hereof, except where otherwise expressly provided herein, the Investor (or any other person) shall at all times be deemed to have Beneficial Ownership of Class A Shares issuable upon conversion of the Series 4 Preference Shares or Series 5 Preference Shares, as applicable, directly or indirectly held by them, irrespective of any applicable restrictions on transfer, conversion or voting.

“Board of Directors” means the board of directors of the Company.
“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law, regulation or executive order to close in New York City, New York.
“Closing Price” of the Class A Shares on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the Exchange or, if the Class A Shares are not listed or admitted for trading on an Exchange, as reported on the quotation system on which such security is quoted. If the Class A Shares are not listed or admitted for trading on an Exchange and not reported on a quotation system on the relevant date, the “closing price” will be the last quoted bid price for the Class A Shares in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If the Class A Shares are not so quoted, the last reported sale price will be the average of the mid-point of the last bid and ask prices for the Class A Shares on the relevant date from each of at least three (3) nationally recognized investment banking firms selected by the Company for this purpose.
“Common Shares” means the Class A Shares, the Class B Shares and any other common shares in the capital of the Company.
“Company” means MDC Partners Inc., a Company governed by the Canada Business Corporations Act.
“control,” “controlling,” “controlled by” and “under common control with,” with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of Voting Stock, by contract or otherwise.
“Convertible Security” means any debt or other evidences of indebtedness, shares of capital or other securities directly or indirectly convertible into or exercisable or exchangeable for Class A Shares.
“Current Market Price” of Class A Shares on any day means the average of the Closing Prices per Class A Share for each of the five (5) consecutive Trading Days ending on the earlier of the day in question and the day before the Ex-Dividend Date with respect to the issuance or distribution requiring such computation.
“Dividend Payment Date” means (i) each January 1, April 1, July 1 and October 1 of each year, or (ii) with respect to any Series 4 Preference Share that is to be converted or redeemed, the Conversion Date or the Redemption Date, as applicable; provided that if any such Dividend Payment Date would otherwise occur on a day that is not a Business Day, such Dividend Payment Date shall instead be (and any dividend payable on Series 4 Preference Shares on such Dividend Date shall instead be payable on) the immediately succeeding Business Day.
“Dividend Period” means the period which commences on and includes a Dividend Payment Date (other than the initial Dividend Period which shall commence on and include the date on which the Specified Event occurs) pursuant to clauses (i) and (ii) of the definition of  “Dividend Payment Date” and ends on and includes the calendar day next preceding the next Dividend Payment Date.
“Ex-Dividend Date” means, with respect to any issuance or distribution, the first date on which the Class A Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance or distribution.
“Exchange” means Nasdaq and, if the Class A Shares are not then listed on Nasdaq, the principal other U.S. national or regional securities exchange or market on which the Class A Shares are then listed.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Fair Market Value” of the Class A Shares or any other security or property means the fair market value thereof as determined in good faith by the Board of Directors, which determination must be set forth in a written resolution of the Board of Directors, in accordance with the following rules:

•
for Class A Shares or other security traded or quoted on an Exchange, the Fair Market Value will be the average of the Closing Prices of such security on such Exchange over a ten (10) consecutive Trading Day period, ending on the Trading Day immediately prior to the date of determination; and

•
for any other property, the Fair Market Value shall be determined by the Board of Directors assuming a willing buyer and a willing seller in an arm’s-length transaction.

“Fundamental Change” shall be deemed to have occurred at such time as any of the following events shall occur:
•
any “person” or “group”, other than the Company, its Subsidiaries or any employee benefits plan of the Company or its Subsidiaries, files, or is required by applicable law to file, a Schedule 13D or Schedule TO (or any successor schedule, form or report) pursuant to the Exchange Act, disclosing that such person has become the direct or indirect beneficial owner of shares with a majority of the total voting power of the Company’s outstanding Voting Stock; unless such beneficial ownership arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to the applicable rules and regulations under the Exchange Act; or

•
the Company amalgamates, consolidates with or merges with or into another person (other than a Subsidiary of the Company), or sells, conveys, transfers, leases or otherwise disposes of all or substantially all of the consolidated properties and assets of the Company and its Subsidiaries (excluding for purposes of the calculation non-controlling interests and third party minority interests) to any person (other than a Subsidiary of the Company) or any person (other than a Subsidiary of the Company) consolidates with, amalgamates or merges with or into the Company, provided that none of the circumstances set forth in this clause (ii) shall be a Fundamental Change if persons that beneficially own the Voting Securities of the Company immediately prior to the transaction own, directly or indirectly, shares with a majority of the total voting power of all outstanding Voting Stock of the surviving or transferee person immediately after the transaction in substantially the same proportion as their ownership of the Company’s Voting Stock immediately prior to the transaction.

“group” has the meaning assigned to such term in Section 13(d)(3) of the Exchange Act.
“hereof,” “herein” and “hereunder” and words of similar import refer to this “— Series 4 Preference Shares” as a whole and not merely to any particular clause, provision, section or subsection.
“Investor” means Broad Street Principal Investments, L.L.C.
“Junior Securities” means the Common Shares and each other class or series of shares in the capital of the Company the terms of which do not expressly provide that they rank senior in preference or priority to or on parity, without preference or priority, with the Series 4 Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.
“Market Disruption Event” means, with respect to the Class A Shares, (i) a failure by the Exchange to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half hour period in the aggregate on any scheduled Trading Day for the Class A Shares of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the Exchange, or otherwise) in the Class A Shares or in any options, contracts or future contracts relating to the Class A Shares, and such suspension or limitation occurs or exists at any time before 1:00 p.m. (New York City time) on such day.
“Nasdaq” means The NASDAQ Global Select Market.
“Original Purchase Price” means $1,000 per Series 4 Preference Share.
“Parity Securities” means any shares in the capital of the Company the terms of which expressly provide that they will rank on parity, without preference or priority, with the Series 4 Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.

“Permitted Transferee” means any holder of Series 4 Preference Shares who received such Series 4 Preference Shares in a Permitted Transfer (as defined in the Purchase Agreement), provided that such holder agrees, for the benefit of the Company, to comply with Section 4.05 of the Purchase Agreement.
“person” means any individual, Company, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government, any agency or political subdivisions thereof or other “person” as contemplated by Section 13(d) of the Exchange Act.
“Purchase Agreement” means that certain Securities Purchase Agreement, dated as of February 14 2017, between the Company and the Investor.
“Qualifying Transaction” means a Fundamental Change (i) with regard to which the holder of Series 4 Preference Shares is entitled to receive, directly or indirectly, in respect of its Series 4 Preference Shares, in connection with the consummation of such transaction (including pursuant to the conversion of the Series 4 Preference Shares (without regard to limitations or restrictions on conversion) or the purchase or exchange of such Series 4 Preference Shares in a tender or exchange offer), consideration consisting solely of cash, equity securities that are immediately tradable on a national securities exchange and that have (or the equity securities of the predecessor of the issuer of such equity securities have) an average trading volume per trading day over the thirty (30) trading days preceding public announcement of such transaction at least equal to that of the Class A Shares over the thirty (30) trading days preceding public announcement of such transaction, or a combination of cash and such equity consideration (collectively, “qualifying consideration”), which qualifying consideration is in an amount per outstanding Series 4 Preference Share that is at least equal to the Base Liquidation Preference of such Series 4 Preference Share plus all accrued but unpaid dividends thereon (with the value of any non-cash consideration being the Fair Market Value of such non-cash consideration at the time of signing of the definitive transaction agreement for the applicable transaction) or (ii) that is otherwise consented to by the holders of two-thirds of the outstanding Series 4 Preference Shares.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Senior Securities” means any shares in the capital of the Company the terms of which expressly provide that they will rank senior in preference or priority to the Series 4 Preference Shares with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Company.
“Series 4 Articles of Amendment” means the Series 4 Articles of Amendment creating the Series 4 Preference Shares.
“Series 4 Original Issuance Date” means March 7, 2017.
“Series 4 Preference Shares” means the Series 4 Convertible Preference Shares of the Company.
“Series 5 Preference Shares” means the Series 5 Convertible Preference Shares of the Company so denominated and authorized by the Company concurrently with the Series 4 Preference Shares.
“share capital” means any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such person, and with respect to the Company includes, without limitation, any and all Common Shares and the Preference Shares.
“Specified Event” means the tenth (10th) Business Day after the consummation of a Fundamental Change that does not constitute a Qualifying Transaction.
“Subsidiary” means with respect to any person, any Company, association or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such person and one or more Subsidiaries of such person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Company.

“Trading Day” means any day on which (i) there is no Market Disruption Event and (ii) the Exchange is open for trading or, if the Class A Shares are not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant Exchange.
“Voting Stock” means the Class A Shares and the Class B Shares and securities of any class or kind ordinarily having the power to vote generally for the election of directors of the Board of Directors of the Company or its successor.
Series 5 Preference Shares
The terms of the Series 5 Preference Shares are substantially similar to those of the Series 4 Preference Shares described above, except that:
•
holders of the Series 5 Preference Shares will only be entitled to dividends as set forth under “Series 4 Preference Shares — Dividends — Participating Dividends” above and will not be entitled to any other dividends;

•
upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, holders of the Series 4 Preference Shares are entitled to a liquidation preference that accretes at 8.0% per annum as set forth under “— Liquidation Preference”, whereas holders of the Series 5 Preference Shares will not be entitled to such liquidation preference and instead will only be entitled to receive an amount per Series 5 Preference Share equal to the amount such holder would have received if it had converted such Series 5 Preference Share into a Class A Share immediately prior thereto;

•
the number of Class A Shares into which the Series 5 Preference Shares are convertible is equal to the number determined by dividing one (1) by a specified conversion amount in effect at the time of conversion. Such conversion amount is initially equal to one (1), as adjusted from time to time for share splits and combinations, dividends, recapitalizations and other matters similar to those set forth under “Series 4 Preference Shares — Conversion Rights — Adjustments to Conversion Price”, other than those set forth under “Series 4 Preference Shares — Conversion Rights — Adjustments to Conversion Price — Adjustment for Certain Issuances of Additional Class A Shares”;

•
if at any time the applicable limitations on conversion would not prevent the conversion of one or more Series 5 Preference Shares into Class A Shares then, subject to any lapse or expiration of the applicable waiting period, or approval, under applicable antitrust law, the maximum number of Series 5 Preference Shares held by a holder and its affiliates that can convert into Class A Shares without violating such limitations will automatically convert into Class A Shares, provided that such automatic conversion shall only occur if the number of Series 5 Preference Shares that would be converted on the conversion date is equal to or greater than the lesser of  (x) 1,000 and (y) all shares then held by such holder and its affiliates;

•
the conversion adjustments set forth under “Series 4 Preference Shares — Conversion Rights — Adjustments to Conversion Price — Adjustment for Certain Issuances of Additional Class A Shares” above do not apply to the Series 5 Preference Shares; and

•
the Series 5 Preference Shares are not convertible at the option of the Company or redeemable at the option of the Company in connection with change of control transactions.

Limitation of Director and Officer Liability
The CBCA provides generally that a corporation may indemnify a director or officer of the corporation (a former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where such an officer or director was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred by the officer or director in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she was subject by reason of being a director or officer.
The By-laws provide that, except as otherwise provided for in the CBCA, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, firm or corporation with whom or which any of the moneys, securities or effects of the Company shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her respective office or trust or in relation thereto, unless the same happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Company shall be employed by or shall perform services for the Company otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Company, the fact of his or her being a director or officer of the Company shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.
In addition, under the Company’s By-laws, subject to Section 124 of the CBCA, every director and officer of the Company and his or her heirs, executors, administrators and other legal personal representatives shall from time to time be indemnified and saved harmless by the Company from and against (a) any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and (b) all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Company. The Company shall also indemnify any such person in other circumstances as the CBCA permits or requires.
Ownership and Exchange Controls
There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our securities, other than withholding tax requirements which may apply to particular securities to be described in the applicable prospectus supplement.
There is currently no limitation imposed by Canadian law or our Articles of Amalgamation, our Articles of Amendment or our By-laws on the right of non-residents to hold or vote our securities, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where control of an existing Canadian business or company, which has Canadian assets or revenues over a certain threshold, is acquired.

Transfer Agent and Registrar
The transfer agent and registrar for the Class A Shares is Canadian Stock Transfer Trust Company (f/k/a CIBC Mellon Trust Company).
Listing
Our Class A Shares are listed on the NASDAQ Global Select Market (symbol: “MDCA”). Our Preference Shares are not listed on any securities exchange.

SELLING SECURITYHOLDERS
On February 14, 2017, we entered into the Purchase Agreement with the selling securityholders, pursuant to which we agreed to issue and sell to the selling securityholders, and the selling securityholders agreed to purchase, 95,000 Series 4 Preference Shares for an aggregate purchase price in cash of $95.0 million, subject to the terms and conditions set forth in the Purchase Agreement. On March 7, 2017, the transactions contemplated by the Purchase Agreement were consummated, and we issued the Series 4 Preference Shares to the selling securityholders.
Pursuant to the terms of the Preference Shares, set out in the Articles of Amendment, thereof and subject to the termination of waiting periods under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, or other applicable law, holders of the Series 4 Preference Shares have the right to convert their Series 4 Preference Shares into a number of Class A Shares equal to the number determined by dividing the then-applicable liquidation preference by the then-applicable Conversion Price. The Purchase Agreement also provides the selling securityholders with certain registration rights with respect to the resale of the Series 4 Preference Shares, the Series 5 Preference Shares and the Class A Shares issuable upon conversion of the Preference Shares. For purposes of this prospectus, “selling securityholders” includes their permitted transferees, pledgees, assignees, distributees, donees or successors or others who later hold any of the selling securityholders’ interests. Our registration of the Series 4 Preference Shares, the Series 5 Preference Shares and the Class A Shares issuable upon conversion of the Preference Shares does not necessarily mean that the selling securityholders will sell all or any of such Preference Shares or Class A Shares.
The following table sets forth certain information as of the date hereof concerning the Preference Shares and Class A Shares that may be offered from time to time by each selling securityholder with this prospectus. The information is based on information provided by or on behalf of the selling securityholders. The number of Class A Shares issuable upon conversion of the Preference Shares is subject to adjustment under certain circumstances described in the Articles of Amendment. Accordingly, the number of Class A Shares issuable upon conversion of the Preference Shares and the number of Class A Shares beneficially owned and offered by the selling securityholders pursuant to this prospectus may increase or decrease from that set forth in the table below. Information about the selling securityholders may change over time. In addition, the number of Class A Shares issuable upon conversion of the Series 4 Preference Shares further depends on the liquidation preference of the Series 4 Preference Shares at the time of conversion. The Series 4 Preference Shares have a liquidation preference that accretes at 8.0% per annum, and, as such, the number of Class A Shares into which the Series 4 Preference Shares are convertible will vary over time. The selling securityholders identified below may have also sold, transferred or otherwise disposed of all or a portion of their Preference Shares or Class A Shares since the date on which they provided us with such information regarding their ownership. Any changed or new information given to us by the selling securityholders will be set forth in supplements to this prospectus or amendments to the Registration Statement of which this prospectus is a part, if and when necessary.
Bradley J. Gross, who serves as a member of our board of directors, is a Managing Director in the Merchant Banking Division of Goldman Sachs & Co. LLC.
Name	Series 4 Preference Shares Beneficially Owned Prior to the Offering	Series 5 Preference Shares Beneficially Owned Prior to the Offering	Class A Shares Beneficially Owned Prior to the Offering(1)	Series 4 Preference Shares to be Offered(2)	Series 5 Preference Shares to be Offered(2)	Class A Shares to be Offered(2)	Series 4 Preference Shares Beneficially Owned After the Offering(2)		Series 5 Preference Shares Beneficially Owned After the Offering(2)		Class A Shares Beneficially Owned After the Offering(2)
							#	%	#	%	#	%
Broad Street Principal Investments, L.L.C.	79,000	0	8,400,712	—	—	—	—	—	—	—	—	—
StoneBridge 2017, L.P.	11,813	0	1,256,172	—	—	—	—	—	—	—	—	—
StoneBridge 2017 Offshore, L.P.	4,187	0	445,238	—	—	—	—	—	—	—	—	—

(1)
Assumes an initial conversion price of  $10.00 per Series 4 Preference Share. This initial conversion price is subject to adjustment, however, as described in this prospectus under “Description of our Capital Stock — Preference Shares — Series 4 Preference Shares — Conversion Rights —

Adjustments to Conversion Price.” In addition, this assumes a liquidation preference of the Series 4 Preference Shares of $1,063.38 per share as of the date hereof, as the same may further accrete as described in this prospectus under “Description of our Capital Stock — Preference Shares — Series 4 Preference Shares — Liquidation Preference.”
(2)
To be set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION
The selling securityholders, including their pledgees, donees, transferees, distributees, beneficiaries or other successors in interest, may from time to time offer some or all of the securities covered by this prospectus. To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.
The selling securityholders will not pay any of the costs, expenses and fees incurred in connection with the registration and sale of the securities covered by this prospectus, but they will pay any and all underwriting discounts and commissions, agency fees, brokers’ commissions and transfer taxes, if any, attributable to sales of the securities. We will not receive any proceeds from the sale of the securities covered hereby.
The selling securityholders may sell the securities covered by this prospectus from time to time, and may also decide not to sell all or any of the securities that they are allowed to sell under this prospectus. The selling securityholders will act independently of us in making decisions regarding the timing, manner and size of each sale. These dispositions may be at fixed prices, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at varying prices determined at the time of sale, or at privately negotiated prices. Sales may be made by the selling securityholders in one or more types of transactions, which may include:
•
purchases by underwriters, dealers and agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the selling securityholders and/or the purchasers of the securities for whom they may act as agent;

•
one or more block transactions, including transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•
ordinary brokerage transactions or transactions in which a broker solicits purchases;

•
purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•
the pledge of securities for any loan or obligation, including pledges to brokers or dealers who may from time to time effect distributions of securities;

•
short sales or transactions to cover short sales relating to the securities;

•
one or more exchanges or over the counter market transactions;

•
through distribution by a selling securityholder or its successor in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•
privately negotiated transactions;

•
the writing of options, whether the options are listed on an options exchange or otherwise;

•
distributions to creditors and equity holders of the selling securityholders; and

•
any combination of the foregoing, or any other available means allowable under applicable law.

A selling securityholder may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act provided it meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations.
The selling securityholders may enter into sale, forward sale and derivative transactions with third parties, or may sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with those sale, forward sale or derivative transactions, the third parties may sell securities covered by this prospectus, including in short sale transactions and by issuing securities that are not covered by this prospectus but are exchangeable for or represent beneficial interests in the Class A Shares. The third parties also may use shares received under those sale, forward sale or derivative arrangements or shares pledged by the selling securityholder or borrowed from the selling securityholders or others to settle such third-party sales or to close out any related open borrowings of the Class A Shares. The third parties may deliver this prospectus in connection with any such transactions. Any third party in such sale transactions will be an underwriter and will be identified in a supplement or a post-effective amendment to the registration statement of which this prospectus is a part as may be required.
In addition, the selling securityholders may engage in hedging transactions with broker-dealers in connection with distributions of securities or otherwise. In those transactions, broker-dealers may engage in short sales of securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell securities short and redeliver securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers which require the delivery of securities to the broker-dealer. The broker-dealer may then resell or otherwise transfer such securities pursuant to this prospectus. The selling securityholders also may loan or pledge shares, and the borrower or pledgee may sell or otherwise transfer the securities so loaned or pledged pursuant to this prospectus. Such borrower or pledgee also may transfer those securities to investors in our securities or the selling securityholders’ securities or in connection with the offering of other securities not covered by this prospectus.
To the extent necessary, the specific terms of the offering of securities, including the specific securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any underwriter, broker-dealer or agent, if any, and any applicable compensation in the form of discounts, concessions or commissions paid to underwriters or agents or paid or allowed to dealers will be set forth in a supplement to this prospectus or a post-effective amendment to this registration statement of which this prospectus forms a part. The selling securityholders may, or may authorize underwriters, dealers and agents to, solicit offers from specified institutions to purchase Securities from the selling securityholders at the public offering price listed in the applicable prospectus supplement. These sales may be made under “delayed delivery contracts” or other purchase contracts that provide for payment and delivery on a specified future date. Any contracts like this will be described in and be subject to the conditions set forth in a supplement to this prospectus or a post-effective amendment to this Registration Statement of which this prospectus forms a part.
Broker-dealers or agents may receive compensation in the form of commissions, discounts or concessions from the selling securityholders. Broker-dealers or agents may also receive compensation from the purchasers of Securities for whom they act as agents or to whom they sell as principals, or both. Compensation as to a particular broker-dealer might be in excess of customary commissions and will be in amounts to be negotiated in connection with transactions involving securities. In effecting sales, broker-dealers engaged by the selling securityholders may arrange for other broker-dealers to participate in the resales.
In connection with sales of securities covered hereby, the selling securityholders and any underwriter, broker-dealer or agent and any other participating broker-dealer that executes sales for the selling securityholders may be deemed to be an “underwriter” within the meaning of the Securities Act. Accordingly, any profits realized by the selling securityholders and any compensation earned by such underwriter, broker-dealer or agent may be deemed to be underwriting discounts and commissions. Selling securityholders who are “underwriters” under the Securities Act must deliver this prospectus in the manner required by the Securities Act. This prospectus delivery requirement may be satisfied through the facilities of NASDAQ in accordance with Rule 153 under the Securities Act or satisfied in accordance with Rule 174 under the Securities Act.
We and the selling securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, we or the selling securityholders may agree to indemnify any underwriters, broker-dealers and agents against or contribute to any payments the underwriters, broker-dealers or agents may be required to make with respect to, civil liabilities, including liabilities under the Securities Act. Underwriters, broker-dealers and agents and their affiliates are permitted to be customers of, engage in transactions with, or perform services for us and our affiliates or the selling securityholders or their affiliates in the ordinary course of business.

The selling securityholders will be subject to applicable provisions of Regulation M of the Exchange Act and the rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the securities by the selling securityholders. Regulation M may also restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities. These restrictions may affect the marketability of such securities.
In order to comply with applicable securities laws of some states or countries, the securities may only be sold in those jurisdictions through registered or licensed brokers or dealers and in compliance with applicable laws and regulations. In addition, in certain states or countries the securities may not be sold unless they have been registered or qualified for sale in the applicable state or country or an exemption from the registration or qualification requirements is available. In addition, any securities of a selling securityholder covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold in open market transactions under Rule 144 rather than pursuant to this prospectus.
In connection with an offering of securities under this prospectus, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing a decline in the market price of the securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities offered under this prospectus. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on NASDAQ or another securities exchange or automated quotation system, or in the over-the-counter market or otherwise.

LEGAL MATTERS
The validity of each of the securities offered by this prospectus will be passed upon for us by Stikeman Elliott LLP, Toronto, Canada, as to matters of Canadian law.
EXPERTS
The consolidated financial statements and financial statement schedules of MDC as of December 31, 2016 and 2015 and for each of the three years ended December 31, 2016 and management’s assessment of the effectiveness of MDC’s internal control over financial reporting as of December 31, 2016 are incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
ENFORCEABILITY OF CIVIL LIABILITIES
We are organized under the laws of Canada. Certain of our directors and officers, and those of some of our subsidiaries, are non-residents of the United States and our assets and the assets of certain of our directors and officers are located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon us, and our directors and officers or to enforce against us or them judgments obtained in U.S. courts predicated upon civil liability provisions of the federal securities laws of the United States.
WE HAVE BEEN ADVISED BY STIKEMAN ELLIOTT LLP, OUR CANADIAN COUNSEL, THAT THERE IS DOUBT AS TO THE ENFORCEABILITY, IN ORIGINAL ACTIONS IN CANADIAN COURTS, OF LIABILITIES BASED UPON UNITED STATES FEDERAL SECURITIES LAWS AND, DEPENDING ON THE CIRCUMSTANCES, AS TO THE ENFORCEABILITY IN CANADIAN COURTS OF JUDGMENTS OF UNITED STATES COURTS OBTAINED IN ACTIONS BASED UPON THE CIVIL LIABILITY PROVISIONS OF THE UNITED STATES FEDERAL SECURITIES LAWS OR OTHER LAWS OF THE UNITED STATES OR ANY STATE THEREOF OR THE EQUIVALENT LAWS OF OTHER JURISDICTIONS. THEREFORE, IT MAY NOT BE POSSIBLE TO ENFORCE THOSE ACTIONS AGAINST US, OUR DIRECTORS AND OFFICERS NAMED IN THIS PROSPECTUS.
ENFORCEABILITY OF JUDGMENTS
Since a significant amount of the assets of the Company are outside the United States, any judgment obtained in the United States against the Company may not be collectible within United States.
We have been further informed by our Canadian counsel that the laws of the Province of Ontario and the federal laws of Canada applicable therein permit an action to be brought in a court of competent jurisdiction in the Province of Ontario (a “Canadian Court”) on any final, conclusive and enforceable judgment in personam of any federal or state court located in the State of New York (“New York Court”) that is subsisting, has not been satisfied and that is not impeachable as void or voidable under the internal laws of the State of New York for a sum certain if  (i) the New York Court rendering such judgment had jurisdiction over the judgment debtor, as recognized by a Canadian Court (and submission by the Company to the non-exclusive jurisdiction of the New York Court will be sufficient for such purpose), (ii) the applicable party was duly served with the process of the New York Court or appeared to such process, (iii) such judgment was not obtained by fraud or in a manner contrary to natural justice or in contravention of the fundamental principles of procedure and the decision and the enforcement thereof would not be inconsistent with public policy, as such term is understood under the laws of the Province of Ontario, (iv) such judgment is not contrary to any order made by the Attorney General of Canada under the Foreign Extraterritorial Measures Act (Canada) or by the competition tribunal under the Competition Act (Canada), (v) the enforcement of such judgment would not be contrary to any order made under the United Nations Act (Canada) or Special Economic Measures Act (Canada) by the Governor in council, (vi) the enforcement of such judgment would not be contrary to bankruptcy or insolvency laws or the laws of general application limiting the enforcement of creditors’ rights and does not constitute, directly or indirectly, the enforcement of foreign revenue, expropriatory penal or public laws, (vii) the action to enforce such judgment is commenced within the applicable limitation period, (viii) if the judgment is not under appeal or there is not a subsisting judgment in any jurisdiction relating to the same cause of action which meets the necessary conditions for recognition under the laws of the Province of Ontario, (ix) no new admissible evidence is discovered and presented before the Canadian Court reaches its judgment and (x) interest payable on any of the securities is not characterized by a Canadian Court as interest payable at a criminal rate within the meaning of Section 347 of the Criminal Code (Canada).
In addition, under the Currency Act (Canada), a Canadian Court may only render judgment for a sum of money in Canadian currency, and in enforcing a foreign judgment for a sum of money in a foreign currency, a Canadian Court will render its decisions in the Canadian currency equivalent of such foreign currency.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table reflects an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by the Company, in connection with the issuance and distribution of the securities being registered hereby. All amounts listed below, other than the Securities and Exchange Commission registration fee, are estimates and remain subject to future contingencies.
Securities and Exchange Commission registration fee	$17,576.39
FINRA filing fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Trustees’ fees and expenses	(1)
Printing and engraving fees and expenses	(1)
Blue Sky fees and expenses	(1)
Transfer Agent and Registrar fees and expenses	(1)
Miscellaneous expenses	(1)
Total	$(1)

(1)
The amount of these fees and expenses are not presently known and cannot be estimated at this time. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that the Company anticipates it will incur in connection with the offering of securities under this prospectus. An estimate of the aggregate amount of these expenses in connection with the issuance and distribution of the securities being offered will be reflected in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
The CBCA provides generally that a corporation may indemnify a director or officer of the corporation (or former director or officer of the corporation, or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity) against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of being a director or officer, where the director or officer acted honestly and in good faith with a view to the best interests of the corporation and, in the case of a criminal or administrative action or proceeding enforced by a monetary penalty, the director or officer had reasonable grounds for believing that his or her conduct was lawful. Where such an officer or director was not judged by the court or other competent authority to have committed any fault or omitted to do anything he or she ought to have done, such officer or director is entitled to indemnification from the corporation for such costs, charges and expenses which were reasonably incurred by the officer or director in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she was subject by reason of being a director or officer.
Our By-laws provide that, except as otherwise provided for in the CBCA, no director or officer shall be liable for the acts, receipts, neglects or defaults of any other director, officer, employee, or agent, or for joining in any receipt or other act for conformity, or for any loss, damage or expense happening to the Company through the insufficiency or deficiency of title to any property acquired for or on behalf of the Company, or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious acts of any person, firm or corporation with whom or which any of the moneys, securities or effects of the Company shall be lodged or deposited, or for any loss, conversion, misapplication or misappropriation of or any damage resulting from any dealings with any moneys, securities or other assets belonging to the Company, or for any other loss, damage or misfortune whatsoever which shall happen in the execution of the duties of his or her respective office or trust or in relation thereto, unless the same happen by or through his or her failure to exercise the powers and to discharge the duties of his or her office honestly and in good faith with a view to the best interests of the Company and in connection therewith to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. The directors for the time being of the Company shall not be under any duty or responsibility in respect of any contract, act or transaction whether or not made, done or entered into in the name or on behalf of the Company, except such as shall have been submitted to and authorized or approved by the Board. If any director or officer of the Company shall be employed by or shall perform services for the Company otherwise than as a director or officer or shall be a member of a firm or a shareholder, director or officer of a company which is employed by or performs services for the Company, the fact of his or her being a director or officer of the Company shall not disentitle such director or officer or such firm or company, as the case may be, from receiving proper remuneration for such services.
In addition, under the By-laws, subject to Section 124 of the CBCA, every director and officer of the Company and his or her heirs, executors, administrators and other legal personal representatives shall from time be indemnified and saved harmless by the Company from and against, (a) any liability and all costs, charges and expenses that he or she sustains or incurs in respect of any action, suit or proceeding that is proposed or commenced against him or her for or in respect of anything done or permitted by him or her in respect of the execution of the duties of his or her office; and (b) all other costs, charges and expenses that he or she sustains or incurs in respect of the affairs of the Company. The Company shall also indemnify any such person in other circumstances as the CBCA permits or requires.

Item 16.   Exhibits.
(a) Exhibits
1.1**	Form of Underwriting Agreement (Class A Shares).
1.2**	Form of Underwriting Agreement (Preference Shares).
4.1	Articles of Amalgamation, dated January 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 10, 2004).
4.1.1	Articles of Continuance, dated June 28, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed on August 4, 2004).
4.1.2	Articles of Amalgamation, dated July 1, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on July 30, 2010).
4.1.3	Articles of Amalgamation, dated May 1, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 2, 2011).
4.1.4	Articles of Amalgamation, dated January 1, 2013 (incorporated by reference to Exhibit 3.1.4 to the Company’s Form 10-K filed on March 10, 2014).
4.1.5	Articles of Amalgamation, dated April 1, 2013 (incorporated by reference to Exhibit 3.1.5 to the Company’s Form 10-K filed on March 10, 2014).
4.1.6	Articles of Amalgamation, dated July 1, 2013 (incorporated by reference to Exhibit 3.1.6 to the Company’s Form 10-K filed on March 10, 2014).
4.1.7	Articles of Amendment, dated March 7, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 7, 2017).
4.2	General By-law No. 1, as amended on April 29, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 16, 2007).
4.4	Specimen of stock certificate representing the Company’s Class A Subordinate Voting Shares (incorporated by reference to Exhibit 4.4 to the Company’s Form S-3 filed on March 10, 2014).
4.5*	Specimen of stock certificate representing the Company’s Series 4 Preference Shares.
4.6*	Specimen of stock certificate representing the Company’s Series 5 Preference Shares.
5.1*	Opinion of Stikeman Elliott LLP.
12.1	Statement of computation in support of ratios of earnings to fixed charges and earnings to combined fixed charges and preference share dividends (incorporated by reference to Exhibit 12.1 to the Company’s Form S-3 filed on December 15, 2017).
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of the Company (included on the signature page hereof).

*
Filed herewith.

**
To be filed by amendment or a Current Report on Form 8-K and incorporated by reference herein.

Item 17.   Undertakings.
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.
(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York as of December 15, 2017.
MDC PARTNERS INC.
By:	/s/ Scott L. Kauffman
Name: Scott L. Kauffman
Title: Chairman and Chief Executive Officer
POWER OF ATTORNEY
Each person whose signature appears below on this Registration Statement hereby constitutes and appoints David Doft and Mitchell Gendel with full power to act as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agents, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:
Signature	Title	Date
/s/ Scott L. Kauffman Scott L. Kauffman	Chairman, Chief Executive Officer and Director (Principal Executive Officer)	December 15, 2017
/s/ David B. Doft David B. Doft	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	December 15, 2017
/s/ Irwin D. Simon Irwin D. Simon	Presiding Director	December 15, 2017
/s/ Clare R. Copeland Clare R. Copeland	Director	December 15 , 2017
/s/ Daniel S. Goldberg Daniel S. Goldberg	Director	December 15, 2017
/s/ Bradley J. Gross Bradley J. Gross	Director	December 15, 2017
/s/ Lawrence S. Kramer Lawrence S. Kramer	Director	December 15, 2017
/s/ Anne Marie O’Donovan Anne Marie O’Donovan	Director	December 15, 2017

EXHIBIT INDEX
Exhibit No.	Description of Exhibit
1.1**	Form of Underwriting Agreement (Class A Shares).
1.2**	Form of Underwriting Agreement (Preference Shares).
4.1	Articles of Amalgamation, dated January 1, 2004 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 10, 2004).
4.1.1	Articles of Continuance, dated June 28, 2004 (incorporated by reference to Exhibit 3.3 to the Company’s Form 10-Q filed on August 4, 2004).
4.1.2	Articles of Amalgamation, dated July 1, 2010 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on July 30, 2010).
4.1.3	Articles of Amalgamation, dated May 1, 2011 (incorporated by reference to Exhibit 3.1 to the Company’s Form 10-Q filed on May 2, 2011).
4.1.4	Articles of Amalgamation, dated January 1, 2013 (incorporated by reference to Exhibit 3.1.4 to the Company’s Form 10-K filed on March 10, 2014).
4.1.5	Articles of Amalgamation, dated April 1, 2013 (incorporated by reference to Exhibit 3.1.5 to the Company’s Form 10-K filed on March 10, 2014).
4.1.6	Articles of Amalgamation, dated July 1, 2013 (incorporated by reference to Exhibit 3.1.6 to the Company’s Form 10-K filed on March 10, 2014).
4.1.7	Articles of Amendment, dated March 7, 2017 (incorporated by reference to Exhibit 3.1 to the Company’s Form 8-K filed on March 7, 2017).
4.2	General By-law No. 1, as amended on April 29, 2005 (incorporated by reference to Exhibit 3.2 to the Company’s Form 10-K filed on March 16, 2007).
4.4	Specimen of stock certificate representing the Company’s Class A Subordinate Voting Shares (incorporated by reference to Exhibit 4.4 to the Company’s Form S-3 filed on March 10, 2014).
4.5*	Specimen of stock certificate representing the Company’s Series 4 Preference Shares.
4.6*	Specimen of stock certificate representing the Company’s Series 5 Preference Shares.
5.1*	Opinion of Stikeman Elliott LLP.
12.1	Statement of computation in support of ratios of earnings to fixed charges and earnings to combined fixed charges and preference share dividends (incorporated by reference to Exhibit 12.1 to the Company’s Form S-3 filed on December 15, 2017).
23.1*	Consent of BDO USA, LLP, Independent Registered Public Accounting Firm.
23.2	Consent of Stikeman Elliot LLP (included in Exhibit 5.1).
24.1	Powers of Attorney of certain officers and directors of the Company (included on the signature page hereof).

*
Filed herewith.

**
To be filed by amendment or a Current Report on Form 8-K and incorporated by reference herein.